PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Gaming and Leisure Properties, Inc.
(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

Notice of Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc.
The 2016 Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc. will be held:
June 1, 2016
10:00 a.m. Eastern Time
At the offices of Ballard Spahr LLP
1735 Market Street
Philadelphia, Pennsylvania 19103
The items of business are:

1.	To elect Peter M. Carlino as the Class III director to hold office until the 2019 Annual Meeting of Shareholders and until his respective successor has been duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.

3.	To consider a proposal to amend and restate the Company's Articles of Incorporation to declassify the Company's Board of Directors.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Shareholders of record of GLPI common stock (NASDAQ: GLPI) as of the close of business on April 8, 2016 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
By order of the Board of Directors,
Peter M. Carlino
Chairman of the Board of Directors

Wyomissing, Pennsylvania
April 22, 2016

Your Vote is Important
Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the Proxy Card mailed to those who receive paper copies of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 1, 2016: The Notice of Annual Meeting, Proxy Statement, and Annual Report to Shareholders for the year ended December 31, 2015 are available http://www.cstproxy.com/glpropinc/2016.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2015 performance, please review the Company's Annual Report to shareholders for the year ended December 31, 2015.
ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
10:00 a.m. Eastern Time
June 1, 2016	April 8, 2016
Place Ballard Spahr LLP 1735 Market Street, 48th Floor Philadelphia, PA 19103	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date
VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	10
Ratification of Appointment of Ernst & Young LLP	FOR	49
Amendment and Restatement of the Company's Articles of Incorporation to Declassify the Board of Directors	FOR	50
BOARD NOMINEE
The following table provides summary information about the director nominee. Directors are elected by a plurality of votes cast.

	Director Since
Name, Age		Principal Occupation
Peter M. Carlino, 69	2013	Chairman of the Board and Chief Executive Officer of Gaming and Leisure Properties, Inc.

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2015 Performance Highlights
On November 1, 2013, Penn National Gaming, Inc. ("Penn") distributed all of the outstanding shares of our common stock to its shareholders and the Company began trading on the NASDAQ Global Market under the symbol "GLPI" completely independent from Penn (the "Spin-Off"). As a result of the Spin-Off, we own the real estate and improvements associated with 18 of Penn's current facilities and lease the real property assets back to an affiliate of Penn pursuant to a master "triple-net" lease. We also own and operate two former Penn properties located in Perryville, Maryland and Baton Rouge, Louisiana. In 2014, we added a property located in East St. Louis, Illinois in a sale-leaseback transaction, which brought our total portfolio to 21 properties. In 2015, the Company entered into separate acquisition agreements with Pinnacle Entertainment, Inc. ("Pinnacle") and Cannery Casino Resorts, LLC that will add 15 properties to the Company's portfolio upon closing, bringing the total portfolio to 36 properties located in 14 states.
In addition to significant acquisition opportunities, the Company completed the construction of its new corporate headquarters as well as the build out of its corporate infrastructure, which when combined with securing necessary external support services, enabled the Company to terminate its transition services agreement with Penn within the timetable announced in connection with the Spin-Off.
For a complete discussion of our financial performance in 2015, please see Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 38 to 58 of our Annual Report on Form 10-K for the year ended December 31, 2015, a copy of which is included in the Annual Report to Shareholders made available to shareholders in connection with this Proxy Statement.
2015 Executive Compensation
The Company operates in a unique space in the REIT industry as the only triple-net landlord to focus on the ownership and lease of gaming facilities. Following the Spin-Off, the Compensation and Governance Committee decided to take a fresh look at the Company's executive compensation program to ensure that the Named Executive Officers were properly incentivized and that the performance metrics reflected the Company's operation as a triple-net REIT focused on the acquisition and ownership of gaming properties. In doing so, the Committee considered the importance of the unique skill set necessary to appropriately value properties with revenues primarily derived from gaming operations and the need to create a compensation program designed to attract and retain executives with the requisite gaming experience. Accordingly, the Committee adopted the following compensation philosophy that serves as the guide for all executive compensation decisions in order to help us achieve our objectives:
The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business. To this end, the Company provides a compensation and benefits program that will be sufficiently attractive to provide talented executives with good reason to remain with the Company and continue in their efforts to improve shareholder value. The Company's program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by the executives will be commensurate with the performance of the Company and their own individual contributions.
The Committee believes that it is in the long-term best interests of the Company to provide a significant portion of each executive's compensation in the form of equity incentive based awards. However, we also believe that it is important to provide base salaries that do not motivate or encourage executives to take excessive risks to ensure future financial security. To balance these goals, the Committee structured the compensation program, with the advice of its independent compensation consultant, to include (a) guaranteed and performance-based cash and (b) time and performance-based equity incentive awards.

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PROXY STATEMENT
FOR 2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON June 1, 2016

This Proxy Statement is furnished to you in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc. on June 1, 2016 (the "Annual Meeting"), and any postponements or adjournments of the meeting.
The Annual Meeting will be held at the offices of Ballard Spahr LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103 at 10:00 a.m. Eastern Time.
On or about April 22, 2016, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.

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FREQUENTLY ASKED QUESTIONS
When and where will the meeting take place?
The Annual Meeting will be held on June 1, 2016, at 10:00 a.m. Eastern Time, at the offices of Ballard Spahr LLP, 1735 Market Street, 48th Floor, Philadelphia, Pennsylvania 19103.
Why did I receive only a Notice of Internet Availability of Proxy Materials?
As permitted by the Securities and Exchange Commission (the "SEC"), the Company is furnishing to shareholders its notice of the Annual Meeting (the "Notice"), this Proxy Statement and the 2015 Annual Report primarily over the Internet. On or about April 22, 2016, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.
We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.
What is the purpose of this meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.
At the Annual Meeting, you will be asked to vote on the following matters:

•	a proposal to elect one (1) Class III director to hold office until the 2019 Annual Meeting of Shareholders and until his respective successor has been duly elected and qualified (Proposal No. 1);

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2);

•	a proposal to amend and restate the Company's articles of incorporation to declassify the Company's Board of Directors (Proposal No. 3); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
What are the voting recommendations of the Board of Directors on these matters?
The Board of Directors recommends that you vote your shares as follows:

•	FOR the board's nominee as the Class III director for the Board of Directors (Proposal No. 1).

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2).

•	FOR approval of the proposal to amend and restate the Company's articles of incorporation to declassify the Board of Directors (Proposal No. 3).
Who is entitled to vote at the Annual Meeting?
The record date for the Annual Meeting is April 8, 2016. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were _______ shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

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What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in "street name") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.
Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in "street name," and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the bank, broker or intermediary that holds your shares.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.

•
If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability.

•	If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email.

•
If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

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If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•
Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.    If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the meeting.    All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from the bank, broker, or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

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What if I don't vote for some of the items listed on my proxy card or voting instruction card?
If you properly return your proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the election of directors (Proposal 1) or the proposal to amend and restate the Company's articles of incorporation to declassify the Board of Directors (Proposal 3), no votes will be cast on your behalf.
If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be "broker non-votes" with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast. Since the proposal to amend and restate the Company's articles of incorporation to declassify the Board of Directors (Proposal 3) requires the affirmative vote of 75% of the shares entitled to vote generally in the election of directors, a broker non-vote has the same effect as a vote against the proposal.
How is a quorum determined?
The presence, in person, by proxy or by means of electronic technology, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1	– Election of Director	Plurality of Votes Cast	No
Proposal No. 2	– Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Proposal No. 3	– Approval of a proposal to Amend and Restate the Company's Articles of Incorporation to Declassify the Board of Directors	75% of Shares Entitled to Vote	No

With respect to Proposal No. 1, you may vote FOR or WITHHOLD your vote the nominee. The nominee receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of the director will not be voted with respect to the director. Proxies may not be voted for more than one director.
With respect to Proposals Nos. 2 and 3, you may vote FOR, AGAINST or ABSTAIN.
If you abstain from voting on Proposal 2, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast. Because Proposal 3 requires the affirmative vote of 75% of the shares entitled to vote generally in the election of directors, an abstention has the same effect as a vote against the proposal.

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Can I change my vote or revoke my proxy?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

•	attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
Are there other matters to be voted on at the Annual Meeting?
We do not know of any other matters that may come before the Annual Meeting other than Proposals 1 through 3 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.
Is a list of shareholders available?
The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.
Where can I find the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.
Who is soliciting proxies, how are they being solicited, and who pays the cost?
The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We have engaged Georgeson Inc. to aid in the solicitation of proxies and to verify records relating to the solicitation for an estimated fee of $______ . All costs of such solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.
What do I need to do if I intend to attend the Annual Meeting?
Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies. Please note that if you attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver's license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

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PROPOSAL 1
ELECTION OF DIRECTORS
At our Annual Meeting, shareholders will elect one director to hold office until our 2019 Annual Meeting of Shareholders. The Nominee was recommended and approved for nomination by our Compensation and Governance Committee. The director shall serve until his successor has been duly elected and qualified or until such director's earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the nominee recommended by our Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. If the nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any reason that the nominee will be unable to serve as a director.
Peter M. Carlino is being nominated for election to our Board of Directors to serve for a term through the 2019 Annual Meeting of Shareholders. We did not pay a fee to any third party to identify or evaluate any potential nominees.
Required Vote
Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the nominee receiving the highest number of affirmative votes of the shares entitled to be voted for him or her will be elected as a director to serve until the 2019 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. Votes withheld shall have no legal effect. At the Annual Meeting, proxies cannot be voted for more than one nominee.
As previously mentioned, brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proxy so that your votes may be counted on this important matter.
The Board of Directors recommends a vote FOR the election of the nominated director.
The following biographical information is furnished as to the nominee for election as a director and each of the current directors.
Nominee for Election to the Board of Directors for a Three-Year Term Expiring at the 2019 Annual Meeting
Peter M. Carlino, age 69, has been the Chairman of our Board of Directors and our Chief Executive Officer since our inception in February 2013. Mr. Carlino has served as the Chairman of the Board of Directors of Penn since April 1994 and served as Chief Executive Officer of Penn from 1994 until October 2013. Since 1976, Mr. Carlino has served in an executive capacity for Carlino Capital Management Corp. and is currently the Chairman and Chief Executive Officer. Carlino Capital Management Corp. is a holding company that owns and operates various Carlino family businesses and Mr. Carlino has been continuously active in strategic planning and monitoring the operations. Having served as the Chairman of Penn's Board of Directors since 1994 and as Chief Executive Officer for 19 years, Mr. Carlino brings to our Board of Directors extensive management experience, critical knowledge of our properties and knowledge and understanding of Penn and the gaming industry in general. Moreover, as the largest beneficial owner of our common stock following our spin-off from Penn, his interests are significantly aligned with our efforts to enhance long-term shareholder value.
Members of the Board of Directors Continuing in Office for a Term Expiring at the 2017 Annual Meeting
Joseph W. Marshall, III, age 63, has served as a member of our Board of Directors since October 2013. Mr. Marshall has also served as the Vice Chairman of the law firm Stevens & Lee, PC and Vice Chairman of Griffin Holdings, LLC since February 2010. In addition to a number of other boards, including the Cancer Treatment Centers of American-Eastern Regional Medical Center and First Bank of Delaware, Mr. Marshall has served on the Board of Directors of SIGA Technologies, Inc. (NASDAQ) since 2009. From 2001 to 2008, Mr. Marshall served as the Chairman and CEO of Temple University Health System, one of the largest health care organizations in Pennsylvania. Mr. Marshall served as director of Health Partners, a provider-owned Medicaid/Medicare Health Maintenance Organization operating in Greater Philadelphia, from 2003 to 2008. Mr. Marshall also previously served on the Pennsylvania Gaming Control Board, Pennsylvania Ethics Commission and the Medicaid Commission created by Congress and established by the Honorable Michael O. Leavitt, Secretary of the U.S. Department of Health & Human Services. In addition, Mr. Marshall is a member of the Board of Trustees of Temple University and Salus University. Mr. Marshall was selected to be a member of our Board of Rirectors because of his

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extensive experience and knowledge of gaming regulation and his significant experience as a director and an executive in both the private and public sectors.
E. Scott Urdang, age 66, has served as a member of our Board of Directors since October 2013. Mr. Urdang, who retired in 2012, was the founder, Chief Executive Officer and Chairman of Urdang Capital Management (now Center Square Capital Management, Inc.), a wholly-owned subsidiary of BNY Mellon. Center Square Capital Management is an investment management company that manages and participates in public, private, global, and US-only real estate investment strategies. Mr. Urdang founded the company in 1987 and at the time of his retirement it had in excess of $5 billion under management. From 1984-1987, Mr. Urdang was a Partner at Laventhol and Horwath, a national consulting and accounting firm, where he served as regional partner in charge of real estate consulting with national responsibility for its pension consulting practice. Mr. Urdang also has experience as a Vice-President of Finance of a large regional development company that was involved in residential subdivisions, office buildings, apartments and shopping centers. Mr. Urdang has 20 years of experience teaching both undergraduate and graduate courses in economics, corporate finance, and real estate finance and investment analysis at the Wharton School of the University of Pennsylvania. Mr. Urdang was selected to be a member of our Board of Directors because of his extensive experience, comprehensive knowledge and strong record of success in the real estate industry as an investor, developer, entrepreneur, and professor.
Member of the Board of Directors Continuing in Office for a Term Expiring at the 2018 Annual Meeting
Wesley R. Edens, age 53, has served as a member of our board of directors since October 2013. Prior to serving as one of our directors, Mr. Edens served as a director of Penn National Gaming, Inc. (“Penn”) from 2008 to 2013. Mr. Edens has been Co-Chairman of the board of Fortress Investment Group LLC (“Fortress”), since August 2009, and he has been a member of the board of Fortress since November 2006. Mr. Edens has been a member of the management committee of Fortress since co-founding the company in 1998. Mr. Edens is responsible for Fortress’ private equity and publicly traded alternative investment businesses. He is Chairman of the board of directors of each of New Residential Investment Corp., Fortress Transportation and Infrastructure Investors LLC, New Senior Investment Group, Florida East Coast Railway Corp., New Media Investment Group Inc., Mapeley Limited, Nationstar Mortgage Holdings Inc., and Newcastle Investment Corp., and he is a director of Intrawest Resorts Holdings, Inc. and OneMain Holdings Inc. Mr. Edens also previously served on the boards of the following publicly traded companies and registered investment companies: Springleaf Finance Inc., from November 2010 to November 2015; Springleaf Finance Corporation, from November 2010 to November 2015, Brookdale Senior Living Inc., from September 2005 to June 2014; GAGFAH S.A, from September 2006 to June 2014; Gatehouse Media Inc., from June 2005 to November 2013; Aircastle Limited, from August 2006 to August 2012; Rail America Inc., from November 2006 to October 2012; Eurocastle Investment Limited, from August 2003 to November 2011; Whistler Blackcomb Holdings Inc., from October 2012 to November 2012; Fortress Registered Investment Trust, from December 1999 (deregistered with the SEC in September 2011); and FRIT PINN LLC, from November 2001 (deregistered with the SEC in September 2011). Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management, Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers. Mr. Edens received a B.S. in Finance from Oregon State University.
David A. Handler, age 51, has served as a member of our Board of Directors since October 2013. Mr. Handler has also served as a director of Penn since 1994. In August 2008, Mr. Handler joined Centerview Partners, an independent financial advisory and private equity firm, as a Partner. From April 2006 to August 2008, he was a Managing Director at UBS Investment Bank. Prior to becoming a Managing Director at UBS Investment Bank, he was a Senior Managing Director at Bear Stearns & Co., Inc. Mr. Handler brings to our Board of Directors experience in investment banking and capital markets that has included a focus on mergers and acquisitions and other significant transactions. Mr. Handler's background is expected to be an invaluable asset to us, particularly in connection with evaluating potential acquisition and financing opportunities.
Our directors serve subject to the requirements of our charter and bylaws, including the requirement that directors not be "unsuitable persons." Gaming laws require our directors to obtain licenses from gaming authorities. Licenses typically require a determination that the applicant qualifies or is suitable to hold the license. If one of our directors were to be determined to be an "unsuitable person" within the meaning of our charter, he or she would be subject to removal for cause by the remaining members of the Board of Directors or by shareholders with a vote of 75% of the votes cast at a shareholders meeting.
There are no family relationships among any of our directors or executive officers.

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Board Composition
Our business and affairs are managed under the direction of our Board of Directors, which currently consists of five members. Our bylaws provide that our Board of Directors will consist of a number of directors to be fixed exclusively by resolution of the Board of Directors. The size of our board is currently set at five directors.
Our charter provides for a staggered, or classified, Board of Directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

•	the Class I directors are Messrs. Marshall and Urdang, and their terms will expire at the annual meeting of shareholders to be held in 2017;

•	the Class II directors are Messrs. Edens and Handler, and their terms will expire at the annual meeting to be held in 2018; and

•	the Class III director is Mr. Carlino, and his term will expire at the Annual Meeting.
Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of shareholders in the year in which that term expires. Each director's term continues until the election and qualification of his successor, or his earlier death, resignation, retirement, disqualification or removal. Newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present. A director may be removed by the Board of Directors only with cause or by the shareholders only with cause and only by the vote of 75% of the shares entitled to vote. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. However, for the reasons indicated in the description of Proposal 3, the Board is recommending that the classified board structure be removed and phased out as current director terms expire. If Proposal 3 is approved by shareholders, beginning with the 2017 Annual Meeting of Shareholders, the nominees for director will each be elected to serve a one year term.
Director Independence
Our Board of Directors observes all applicable criteria for independence established by The NASDAQ Stock Market LLC ("NASDAQ") and other governing laws and applicable regulations. No director will be deemed to be independent unless our Board of Directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of our directors, other than Mr. Carlino, are independent as defined under the corporate governance rules of NASDAQ. Of these independent directors, our Board has determined that each of (i) Messrs. Marshall, Handler and Urdang, who comprise our Audit and Compliance Committee, and (ii) Messrs. Edens, Handler and Urdang, who comprise our Compensation and Governance Committee, satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and NASDAQ.
Board Leadership Structure and Board's Role in Risk Oversight
Our Board of Directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board of Directors. It is the Board of Directors' view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Compensation and Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our Chief Executive Officer also serves as the Chairman of the Board. The Board believes this is appropriate because of the Chairman's role in leading the Company and his proven track record of generating significant shareholder value for Penn over the years prior to the spin-off transaction, which led to the creation of the Company. Moreover, the Board believes that the Chairman's substantial beneficial ownership of the Company's equity has strongly aligned his interests with the interests of shareholders. Because we have selected to have Mr. Carlino serve in both the roles of Chairman and Chief Executive Officer, we have appointed Mr. Marshall to be our Lead Independent Director. As Lead Independent Director, Mr. Marshall is responsible for, among other tasks, the resolution of conflicts of interest that relate to our directors who also serve on the Board of Directors of Penn.
Our Board of Directors plays an active role in the oversight of risks impacting our Company and the management team is charged with managing such risks. Our Board of Directors works closely with management to ensure that integrity and accountability are integrated into our operations. Our Compensation and Governance Committee is

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responsible for overseeing the management of risks relating to our executive compensation plans and arrangements as well as risks associated with the independence of the Board of Directors. Our Audit and Compliance Committee oversees management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board of Directors is regularly informed regarding such risks through committee reports and otherwise.
Meetings and Attendance
During 2015, the Board of Directors met ten (10) times, the Audit and Compliance Committee met ten (10) times and the Compensation and Governance Committee met three (3) times. Each director, other than Wes Edens, attended 75% or more of the aggregate of all meetings of the Board and the Committee on which he served in 2015.
A majority of our directors attended last year's annual meeting. Our Board of Directors generally expects its members to attend the annual meeting of shareholders and we believe that all of our directors will attend this year's Annual Meeting.
Committees of the Board of Directors
Our Board of Directors has established the following committees: the Audit and Compliance Committee and the Compensation and Governance Committee. The composition of each such committee satisfies the independence requirements and current standards of the SEC and the rules of NASDAQ (as applicable). Current copies of the charters for each of these committees are available on our website, www.glpropinc.com, under the "About" section.
Audit and Compliance Committee
The duties and responsibilities of the Audit and Compliance Committee are set forth in its charter, which is available on our website, and include the following:

•	to oversee the quality and integrity of our financial statements and our accounting and financial reporting processes;

•	to prepare the Audit and Compliance Committee report required by the SEC in our annual proxy statements;

•	to review and discuss with management and the independent registered public accounting firm our annual and quarterly financial statements;

•	to review and discuss with management and the independent registered public accounting firm our earnings press releases;

•
to appoint, compensate and oversee our independent registered public accounting firm, and pre-approve all auditing services and non-audit services to be provided to us by our independent registered public accounting firm;

•	to review the qualifications, performance and independence of our independent registered public accounting firm;

•
to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	to review and approve related party transactions that would be required to be disclosed in our SEC reports; and

•	to oversee the Company's compliance program.
Our Audit and Compliance Committee is comprised of Joseph W. Marshall, III (chair), David A. Handler and E. Scott Urdang. Our Board of Directors has determined that all members of our Audit and Compliance Committee are independent under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of NASDAQ, that each member meets the heightened independence standards for service on the Audit and Compliance Committee and satisfies the financial literacy and other requirements for "audit committee" members under applicable NASDAQ rules and that Mr. Marshall is an "audit committee financial expert" as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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Compensation and Governance Committee
The duties and responsibilities of the Compensation and Governance Committee are set forth in its charter, which is available on our website, and include the following:

•	to determine, or recommend for determination by our Board of Directors, the compensation of our Chief Executive Officer and other executive officers;

•	to establish, review and consider employee compensation policies and procedures;

•	to review and approve, or recommend to our Board of Directors for approval, any employment contracts or similar arrangement between the Company and any executive officer of the Company;

•
to review and discuss with management the Company's compensation policies and practices and management's assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company;

•	to review, monitor, and make recommendations concerning incentive compensation plans, including the use of stock options and other equity-based plans;

•
to recommend to our Board of Directors proposed nominees for election to the Board of Directors by the shareholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between shareholder meetings;

•	to make recommendations to the Board of Directors regarding corporate governance matters and practices;

•	to recommend members for each committee of the Board of Directors; and

•	to recommend the compensation of directors.
Our Compensation and Governance Committee is comprised of David A. Handler (chair), Wesley R. Edens and E. Scott Urdang. Our Board of Directors has determined that all members of our Compensation and Governance Committee are independent under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of NASDAQ. The Compensation and Governance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation and Governance Committee may deem appropriate in its sole discretion.
Compensation and Governance Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in 2015 served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation and Governance Committee. Additional information concerning transactions between us and entities affiliated with members of the Compensation and Governance Committee is included in this Proxy Statement under the heading "Certain Relationships and Related Party Transactions."

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Director Compensation
The Company pays director fees to each director who is not an employee of the Company as shown in the table below:

Schedule of Directors Fees

Annual Retainer	$100,000
Committee Chair Retainer	$25,000 for the Audit and Compliance Committee
$20,000 for the Compensation and Governance Committee
Committee Member Retainer	$10,000 for the Audit and Compliance Committee
$7,500 for the Compensation and Governance Committee
The following table sets forth information on compensation of all our non-employee directors for 2015:

	Current Year Compensation			Equity Outstanding (3)
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)	Stock Ticker	Stock Awards
Wesley R. Edens	107,500	150,015	257,515	GLPI	13,126
				PENN	4,186
David A. Handler	130,000	150,015	280,015	GLPI	13,126
				PENN	4,186
Joseph W. Marshall, III	125,000	150,015	275,015	GLPI	7,863

E. Scott Urdang	117,500	150,015	267,515	GLPI	7,863

(1)	Cash fees include annual director's retainer and, where applicable, committee fees.

(2)
The amounts listed above are calculated based on the closing price on the day prior to grant date. In 2015, each non-employee director was granted an award of 5,113 shares of restricted stock, which for financial reporting purposes are deemed to have a grant date fair value of $150,015.

(3)
Equity outstanding includes restricted stock awards and phantom stock units outstanding as of December 31, 2015. Mr. Edens and Mr. Handler each earned 4,186 PENN phantom stock units as a Penn National Gaming, Inc. Board member prior to Spin-Off.

Communications with the Board of Directors
The Board feels it is important for shareholders and others to have a process to send communications to the Board. Shareholders who wish to communicate with directors should do so by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company's Audit and Compliance Committee.

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Director Nomination Process
Minimum Qualifications of Directors
The Compensation and Governance Committee of the Board of Directors is responsible for evaluating and recommending candidates for membership on our Board, including director nominees suggested by, among others, other Board members, management and shareholders. Our Compensation and Governance Committee may also retain professional search firms to identify candidates.
The Compensation and Governance Committee seeks to identify, as candidates for director, persons with gaming and/or real estate industry knowledge, senior management experience, diversity of viewpoints, business acumen, strength of character, integrity and mature judgment. The Compensation and Governance Committee will also consider a candidate's background and skills, including financial literacy, independence, and the contribution he or she would make in light of the Company's business strategy; a candidate's ability to meet the suitability requirements of all relevant regulatory authorities; a candidate's ability to represent the interests of the shareholders; a candidate's ability to work constructively with the Company's management and other directors; and a candidate's availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties among other considerations set forth in the Company's Corporate Governance Guidelines, available on our website, www.glpropinc.com, under the "About" section.
Shareholder Nominations of Directors and Other Business
Shareholders who (a) are not "Unsuitable Persons," as that term is defined in our charter, (b) have beneficially owned at least 1% of the Company's common stock for a continuous period of not less than 12 months before making such recommendation and (c) are entitled to vote at the annual meeting, may submit director nominations and proposals for other business for consideration by the Board of Directors and the Compensation and Governance Committee, as applicable, to be raised from the floor at our Annual Meeting, provided that such recommendations are in proper written form and timely received by the Secretary of the Company. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The requirements set forth in this section do not relate to shareholder proposals intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.
With respect to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, all notices must include the following information as further outlined in our Amended and Restated Bylaws:

•	the name and address of such shareholder, as they appear on the Company's books, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, if any;

•
a statement or SEC filing from the record holder of the shares, derivative instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, derivative instruments or other interests have been held by such beneficial owner and any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including, but not limited to, voting arrangements, rights to dividends or performance related fees associated with any securities held, material legal proceedings involving the Company, its directors, officers or affiliates, and any material interest in any material contract or agreement with the Company, its affiliates or any principal competitors;

•	a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting;

•
a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported shares, derivative instruments or other interests through the date of the Company's next annual meeting of shareholders; and

•
a completed and signed questionnaire, multi-jurisdictional personal disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by such shareholder and beneficial owner, and such additional information,

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documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such shareholder or beneficial owner is an unsuitable person.
Any notice pertaining to a shareholder recommendation for nomination for election or reelection as a director, must also include the following information:

•
all information relating to the recommended nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected);

•
a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;

•
a description of all relationships between the proposed nominee and the recommending shareholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending shareholder and the beneficial owner, if any, and the recommended nominee regarding the nomination;

•
a description of all relationships between the recommended nominee and any of the Company's competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Company;

•
a completed and signed questionnaire, multi-jurisdictional personal disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by the recommended nominee, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such nominee is an Unsuitable Person; and

•
the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (1) is not and will not become a party to voting commitment that has not been disclosed to the Company or that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law, (2) is not and will not become a party to any compensation arrangement with any person or entity in connection with service or action as a director that has not been disclosed, and (3) in such person's individual capacity, and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance and other policies and guidelines of the Company.

Any notice as to any business other than a recommendation for nomination of a director or directors that the shareholder proposes to bring before the meeting, must also set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such shareholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration).
Code of Business Conduct and Ethics
Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Disclosure regarding any amendments to the code, or any waivers of its requirements, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of the SEC and

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NASDAQ. A copy of our code of business conduct and ethics is available on our website, www.glpropinc.com, under the "About" section.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, board membership criteria and director qualifications, director responsibilities, roles of the Chairman of the Board of Directors and Chief Executive Officer, meetings and roles of independent directors, committee responsibilities and assignments, stock ownership guidelines, board member access to management and independent advisors and direct communications with third parties. A copy of our Corporate Governance Guidelines, available on our website, www.glpropinc.com, under the "About" section.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation and Governance Committee is responsible for the Company's executive compensation program. For purposes of the following Compensation Discussion and Analysis, the terms "Committee" or "we" or "our" refer to the Compensation and Governance Committee of the Board.
Executive Summary
On November 1, 2013, Penn distributed all of the outstanding shares of the Company's common stock to its shareholders in the first spin-off of real property assets associated with casino gaming and racing facilities into a structure that would qualify as a real estate investment trust. The spin-off was the culmination of a complicated three-year process designed to unlock significant value for Penn's shareholders through the separation of its real property assets from its operating assets. Previous attempts by gaming operators to create a real estate investment trust through such a separation were abandoned or failed. This innovative achievement would [dramatically] change the way gaming industry assets are valued and introduce an attractive new form of financing. Following the Company's successful spin-off from Penn, the industry's largest casino operators, Caesars Entertainment Corporation, MGM Resorts International, Pinnacle Entertainment, Inc. ("Pinnacle") and Boyd Gaming Corporation, all subsequently announced their intent to explore a similar separation. The Company believes that it triggered a positive change in the gaming industry that will benefit not only gaming companies and their shareholders, but also the jurisdictions that rely on the continuous operation of gaming facilities to generate significant tax revenues. In addition to providing a new form financing, the introduction of a real estate investment trust into the ownership structure of gaming properties provides a financially secure partner with interests closely aligned with the states in which they operate.
As the REIT alternative has recently become more mainstream in the gaming industry, the Company's management team has been focused on expanding its portfolio and diversifying its tenant base, which we believe will further reduce the Company's cost of capital and enable it to offer even more attractive financing alternatives to existing gaming operators. On November 6, 2014, Pinnacle announced its intention to pursue a REIT spin-off transaction pursuant to a structure very similar to that successfully executed by Penn a year earlier. With an in-depth understanding of the complexity of the transaction Pinnacle was pursuing and a recognition of the efficiencies that could be achieved for the shareholders of both companies, the Company subsequently engaged in discussions with Pinnacle to structure a transaction between the companies that would achieve Pinnacle's stated goals. On July 15, 2015, the Company and Pinnacle announced the execution of a merger agreement providing for the acquisition by the Company of substantially all of the real estate assets of Pinnacle following the spin-off by Pinnacle of its operating assets into a separate publicly traded company. The transaction has received approval from both the Company's and Pinnacle's shareholders, in addition to regulatory approvals in Iowa, Indiana, Mississippi, Missouri and Nevada. The transaction is expected to close in the second quarter of 2016, subject to regulatory approval from the Louisiana Gaming Control Board and certain other customary conditions. Upon completion of the transaction, the Company's portfolio will expand from 21 to 36 properties and its rent will increase by approximately $377 million - making it the third largest publicly traded triple-net REIT based on reported and projected EBITDA. Perhaps more importantly, the transaction will add a significant new regional gaming operator as our tenant, representing both diversification and a new potential partner for future transactions.
In addition to the transaction with Pinnacle, in December 2015, the Company also successfully resolved its dispute with owners of the Meadows Racetrack & Casino with the execution of a revised agreement to purchase the property for a reduced purchase price of $440 million, subject to certain adjustments. In March 2016, the Company entered into a purchase agreement and lease with Pinnacle to purchase the Meadows operating assets and operate the property. The transaction is expected to close in the second half of 2016 following the receipt of all necessary regulatory approvals. This represents the first time in the gaming industry that a REIT has agreed to acquire a property with a third party operator secured to acquire the operating assets at closing. The addition of the Meadows property, together with the Pinnacle properties described above, will result in 15 new properties and more than $400 million in additional rental income.
In addition to key acquisition and development efforts, the Company also achieved the following:

•	February, May, July and October 2015: The Company's Board declared quarterly dividends of $0.545 per share, an annual increase of $0.10 per share.

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•	October 2015: The Company completed and relocated into its new corporate headquarters in Wyomissing, Pennsylvania.

•
October 2015: The Company completed the build out of its corporate infrastructure and secured the external support services necessary to terminate its transition services agreement with Penn National Gaming, Inc. within the timetable announced in connection with the spin-off.

For a complete discussion of the Company's financial performance in 2015, please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 38 to 58 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, a copy of which is included in the Annual Report to Shareholders made available to shareholders in connection with this Proxy Statement.
2015 Compensation Structure
The focus and organization of the Company as a REIT is much different from the business conducted by the Company's predecessor, Penn National Gaming (Penn). Following the spin-off from Penn, the Committee took a fresh look at the Company's executive compensation program to ensure that the Named Executive Officers are properly incentivized and that the performance metrics reflect the Company's operations as a REIT focused on the acquisition and ownership of gaming properties. In doing so, we considered the importance of the unique skill set necessary to appropriately value properties with revenues primarily derived from gaming operations and the need to create a compensation program designed to attract and retain executives with the requisite gaming experience.
In structuring the Company's executive compensation program for 2015, the Committee's primary objective was to align pay with performance while taking into consideration the performance of the Company over the past two years, shareholder feedback, industry and general market trends in compensation practices, as well as the advice and recommendations of our independent compensation advisor. To achieve this objective, the Committee engaged FTI Consulting, Inc. to assist in the development of an executive compensation program tailored to the Company's business. The key elements included:

•	Base Salary: In 2015, the Compensation Committee did not approve any increases in the base salaries of the Named Executive Officers.

•
Time-Based Equity Awards:  Time-based equity awards were granted in the form of restricted stock subject to an established vesting schedule described below under Overview of 2015 Compensation - Long Term Fixed Equity Awards. Peter M. Carlino received 55,000 shares of the Company's restricted stock; William J. Clifford received 27,500 shares of the Company's restricted stock; Steven T. Snyder received 17,500 shares of the Company's restricted stock; Desiree A. Burke received 12,500 shares of the Company's restricted stock; and Brandon J. Moore received 10,000 shares of restricted stock.

•
Performance-Based Equity Awards: Performance-based equity awards were granted in the form of restricted stock subject to the achievement of certain performance measures described below under Overview of 2015 Compensation - Long Term Performance-Based Equity Awards and can vest from 0% to 100%. Peter M. Carlino received a maximum of 220,000 shares; William J. Clifford received a maximum of 110,000 shares; Steven T. Snyder received a maximum of 70,000 shares; Desiree A. Burke received a maximum of 50,000 shares; and Brandon J. Moore received a maximum of 40,000 shares.

•
Cash Awards:  The Named Executive Officers received the following cash bonuses for 2015 based on the achievement of certain performance measures described below under Overview of 2015 Compensation - Annual Performance Cash Awards: Peter M. Carlino received $2,750,344; William J. Clifford received $1,774,775; Steven T. Snyder received $790,582; Desiree A. Burke received $282,512; and Brandon J. Moore received $228,122.

The Committee's intention to align the interests of management with shareholders with a significant percentage of compensation opportunity based on performance was tested in 2015. While the Company successfully established the separation of real property assets from operating assets as the new standard in the gaming industry, entered into acquisition agreements that will add over $400 million in rent upon completion, and achieved operational independence from Penn, the Company's stock price did not reflect these achievements. As a result, the Named Executive Officers earned a partial payout under the cash bonus award program and, had the performance-based stock awards awarded in 2014 and 2015 matured on December 31, 2015, the 2014 awards would have had no value and the 2015 awards would have paid out at 50% of the maximum value.

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A complete description of each of these compensation programs is set forth in the section entitled Overview of 2015 Compensation beginning on page 25.
2016 Compensation Structure
The Committee believes that the compensation program for the Company's Named Executive Officers in 2015 continued to provide the right balance between performance-based and fixed compensation to properly align the interests of management with shareholders without encouraging undue financial risks. With respect to the cash and restricted stock performance-based awards, the Named Executive Officers were rewarded in 2015 in part for their ability to grow the Company's dividend and to reach agreement for the acquisition of the Pinnacle real property assets. However, the performance-based restricted shares awarded in 2014, a significant component of their 2014 compensation, had no value as of December 31, 2015, and the performance-based shares awarded in 2015 were performing at the target level. The performance-based restricted share portion of the compensation was designed with a three-year performance horizon and, consequently, the Committee concluded to continue it in 2016 and to reexamine it at the end of 2016 when the first tranche of awards will mature.
In reviewing the performance-based cash bonus program, the Committee determined that adjustments were warranted for 2016 to better align management incentives with the Company's key strategic objective of diversifying its tenant base and increasing its overall rent, adjusted funds from operation (AFFO) and dividends, which we believe will have the added benefit of lowering its overall cost of capital. The primary way to accomplish this objective is through the acquisition of existing, successful gaming properties. Because the acquisition of properties engaged in gaming operations typically do not close in the same year in which definitive agreements are executed, prior to the changes to the plan in 2016, the Named Executive Officers were not given the opportunity to earn the bonuses awarded for increases in AFFO and dividends from transactions that are signed in one year and close in the next. Therefore, the Committee agreed that AFFO and dividend performance targets for the present year should not include projected adjustments for acquisitions signed, but not closed, in the previous year. The adjustment will enable the Named Executive Officers to achieve the AFFO and dividend targets with the increase in each of those metrics resulting from acquisition activity.
With respect to fixed compensation, no changes were made to the time-based restricted award program.
Shareholder Outreach
The Company engaged in two separate shareholder outreach efforts during 2015. We believe that it is important to reach out to shareholders during proxy season to discuss questions and concerns related to specific proposals presented in the Company's proxy materials but also to reach out again in the fall to discuss the Company's governance structure and initiatives shareholders would like the Board to consider in the upcoming year. In connection with the distribution of the proxy materials, we reached out to our top 20 shareholders. In the fall, we broadened our outreach efforts to include not only the top 20 shareholders, but also significant shareholders that either withheld votes or voted against the recommendations of the Board. The Board felt strongly that it was important to understand the reasons why shareholders choose not support certain of the Board's recommendations. These conversations frequently included the Chairman of the Board's Compensation and Governance Committee.
Following the shareholder outreach efforts, the Board met to consider the views and recommendations suggested by the Company's shareholders. As a result of those discussions, the Board has included a proposal in this proxy statement to amend its governing documents to remove the classified board structure. While the Board believes that there are certain important protections created with a classified board and potential regulatory hurdles with a declassified board, the rationale offered by the Company's shareholders and importance of having a declassified structure to such shareholders outweighed the protections and stability present with a classified board.
In addition to coordinated outreach efforts focused on the Company's corporate governance, members of the Company's senior management team participated at investor conferences throughout 2015 and hosted analysts and institutional investors at its corporate headquarters. These outreach efforts provided numerous forums for investors and prospective investors to discuss with management a wide variety of subjects important to them, including executive compensation.
2015 Shareholder Vote on Say on Pay
In 2014, shareholders approved a triennial say on pay vote. As a result, the Company did not present a shareholder advisory vote on executive compensation at GLPI's 2015 Annual Meeting of Shareholders. However, in 2014 shareholders were supportive of the Company's compensation programs with 97% of the voted shares approving.

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It is important to note that while we did not present shareholders with a say on pay proposal in 2015, we maintained active and open communications with shareholders, as evidenced by the proposal in this Proxy Statement to declassify our board and the removal last year of a provision in the Company's Amended and Restated Bylaws prohibiting an individual from qualifying to serve as a director if he or she is a party to certain compensatory arrangements with a third party. We also continue to analyze the effectiveness of our compensation programs to ensure that they continue to provide management with the right incentives. As described above, say on pay is not the catalyst for communication with our shareholders. The next say on pay vote will occur at the 2017 Annual Meeting of Shareholders.
Compensation Philosophy and Objectives
Objectives of Compensation Program
The overall objective of the Company's executive compensation program is to compensate members of management in a manner that most effectively incentivizes them to maximize shareholder value without taking undue financial risks. At the same time, the executive compensation program is intended to enable the Company to attract and retain the executive talent needed to grow and further its strategic initiatives. Specifically, the Company's compensation objectives are to:

•
Offer a competitive and balanced compensation program by taking into consideration the total compensation opportunity offered by other REITs and gaming companies in order to reflect the unique experience required of our management team.

•	Utilize a mix of fixed and performance-based compensation designed to closely align the interests of management with those of the Company's shareholders.

•	Attract and retain the best possible management team for the Company to increase shareholder value and maintain the Company's credibility in and access to the capital markets.
Compensation Philosophy
To support the Company's compensation program objectives, we have adopted and annually review and confirm a compensation philosophy that serves as the guide for all executive compensation decisions. Our compensation philosophy is as follows:
The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business. To this end, the Company provides a compensation and benefits program that will be sufficiently attractive to provide talented executives with good reason to remain with the Company and continue in their efforts to improve shareholder value. The Company's program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by the executives will be commensurate with the performance of the Company and their own individual contributions.
We believe that it is in the long-term best interests of the Company to provide a significant portion of each executive's compensation in the form of equity incentive awards. However, we also believe that it is important to provide base salaries that do not motivate or encourage executives to take excessive risks to ensure future financial security. To balance these goals, we believe that the appropriate compensation program includes (a) fixed and performance-based cash and (b) time and performance-based equity incentive awards. We focused on the appropriate balance of each of these components in developing our 2015 executive compensation program.
Key Compensation Practices
The Committee, in consultation with our independent compensation advisor and management team, considered compensation practices identified as "best practices" by various market constituents. We incorporated into our compensation program the practices we believe will most effectively support the Company's continuing efforts to create shareholder value, including:

•	no employment agreements or arrangements containing "single trigger" change in control provisions;

•	no employment agreements or arrangements containing tax gross-ups or other similar tax indemnification provisions;

•	compensation largely based on multiple performance metrics, including dividend yield, adjusted funds from operations, relative total shareholder return and acquisition activity;

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•	compensation that includes a combination of variable and fixed incentive opportunities; and

•	established maximum bonus opportunities.

We will continue to evaluate and consider input from our shareholders and emerging "best practices" to ensure that our compensation programs contain the features necessary to properly align the interests of our executives with the interests of our shareholders without encouraging undue risks.
We have also taken steps to protect shareholder interests and promote shareholder value in both the design and in the administration of the Company's equity compensation program. Under the terms of our 2013 Long-Term Incentive Compensation Plan (the "Plan"), awards to employees are administered by the Committee and will generally include vesting schedules designed to encourage employees to focus on the long-term success of the Company by requiring employees to remain with the Company for a number of years before all of their awards may be settled. Further, the Plan neither permits the exercise price of outstanding stock options or stock appreciation rights to be reduced nor permits the grant of discounted stock options or stock appreciation rights.
Annual Review and Approval Process
Role of the Committee
Our Committee meets each year to review and approve the executive compensation packages for the Chief Executive Officer and each of the other executive officers as well as to confirm and approve performance-based awards earned for the most recently completed year. In establishing compensation packages, we consider numerous factors and data, including:

•	the Company's performance relative to its REIT, and to a lesser degree gaming and hospitality, peers;

•	management's ability to grow AFFO;

•	the dividend payout for the previous fiscal year and projected dividend for the current year;

•	management's ability to enter into definitive acquisition agreements for properties that will be accretive to the Company's AFFO and dividend;

•	the performance of the Company's properties in Perryville and Baton Rouge;

•	the individual performance of the individual executives and their total compensation relative to similarly situated executives;

•	a breakdown of the various components of each executive officer's compensation package;

•	perquisites and others benefits offered to each executive; and

•	the performance of previous compensation awards.
The Committee reviews this information with its compensation consultant and certain members of the executive management team to revise or confirm the compensation packages for each executive officer. One of our goals is to ensure that base salaries and total compensation packages are appropriate to attract and retain executives with the gaming and real estate experience necessary to create long-term shareholder value. We will also alter performance measures and/or the mix of cash and long-term equity incentive awards as necessary to ensure that management incentives continue to be aligned with shareholders.
Role of Management
The Company's Chief Executive Officer and Chief Financial Officer work closely with the Committee to analyze relevant peer data and to determine the appropriate base salary, cash bonus and incentive award levels for each member of the executive management team. However, while the Committee values the judgment and input from the CEO and CFO, and considers their recommendations, the Committee ultimately retains sole discretion to approve the compensation packages for each Named Executive Officer.
Role of Compensation Consultant
We retained FTI Consulting, Inc. ("FTI"), an independent compensation consultant, to advise the Committee on compensation related matters. The Committee selected FTI because of its experience in assisting other REITs in determining the optimal type and balance of cash and incentive award components in a manner intended to align the interests of management and shareholders while being competitive. In addition to other tasks, FTI worked with management and the Committee to develop a peer group for use in structuring the Company's executive

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compensation program. FTI and the Company review the peer group annually to ensure that it provides an accurate representation of the Company's peers. A description of the process and rationale utilized for selecting our peer group is described below.
The Committee has determined that no conflict of interest exists between FTI and the Company (including the company's Board of Directors and the Company's management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. Neither FTI nor any affiliate provided additional services to the Company or its affiliates in excess of $120,000 during 2015.
FTI reviews the current compensation of each executive officer on several levels, including (a) cash versus equity-based incentive awards; (b) fixed versus variable, (c) time-based vesting versus performance-based vesting and (d) short-term awards versus long-term awards. In addition, FTI provides the Committee with information regarding the compensation levels of executive officers in our selected peer group, as well as, current compensation "best practices" and trends in the REIT and gaming industries. Based on all of the available information and discussions with the Chief Executive Officer and Chief Financial Officer, FTI provides its recommendation to the Committee as to the appropriate compensation of each executive officer or confirms for the Committee that the suggested compensation packages are reasonable.
Peer Group
In selecting and reviewing the Company's peer group, FTI and the Company utilize a set of criteria that they believe captures the key areas of the Company's business and the experience necessary for its executives. The criteria used to select the peer group are as follows:

•	REITs primarily invested in lodging/resort/hospitality property assets.

•
Gaming companies comparable to the Company in terms of its asset portfolio and the knowledge and skills necessary by the executive team to effectively evaluate opportunities and to manage the Company's operating properties.

•	Gaming and REIT companies with whom we compete for talent.

•	Similar sized specialty REITs requiring management to have a skill set not only in real estate but also advanced knowledge of the operations of specialized tenants.

•	Triple-net REITs that enter into long-term leases with operators similar to the Company's lease structure.

Applying these criteria, FTI recommended, and the Committee approved, retaining the peer group utilized in structuring the 2015 executive compensation program for reviewing and structuring the 2016 program. The peer group includes:

Alexandria Real Estate Equities, Inc.	National Retail Properties, Inc.

American Realty Capital Properties, Inc.	RLJ Lodging Trust

BioMed Realty Trust	SL Green Realty Corp.

Caesars Entertainment Corporation	Spirit Realty Capital, Inc.

Hersha Hospitality Trust	Starwood Hotels & Resorts Worldwide, Inc.

Hyatt Hotels Corporation	Tanger Factory Outlet Centers, Inc.

Marriott International, Inc.	Wynn Resorts, Limited

MGM Resorts International
Risk Assessment
In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates executives to focus on the creation of shareholder value without encouraging unnecessary or excessive risk taking. To this end, the Committee carefully reviews the principal components of executive compensation. Base salaries are reviewed annually and are fixed in amount. Annual incentive pay is focused on achievement of certain specific overall financial goals and is determined using multiple performance criteria with established maximum payouts. The other major component of our executive officers' compensation is long-term incentives through restricted stock, which we believe is important to help further align executives' interests with those of our shareholders. We believe that these cash and incentive awards, especially when

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combined with the compensation clawback policy described on page 30 of this Proxy Statement, appropriately balance risk, payment for performance and align executive compensation with shareholders without encouraging unnecessary or excessive risk taking.
Overview of 2015 Compensation
Elements of Compensation
The compensation program is weighted towards performance-based compensation utilizing several different performance metrics. The mix of cash versus equity-based incentive awards, fixed versus variable compensation, and time-based vesting versus performance-based vesting of equity incentive awards is designed to ensure that management is, and remains, appropriately incentivized across a number of different business and economic environments. In addition, our program includes both internal performance measures as well as external performance metrics to ensure that our executives are focused both on the Company's goals as well as its position in the market. In 2015, the total potential compensation opportunity of the Company's Named Executive Officers consisted of approximately 64% of performance-based and/or "at risk" compensation and approximately 36% of fixed compensation (primarily in the form of base salary). The key elements include:

•	base salary;

•	annual cash bonus based 90% on the Company's performance and 10% on individual performance;

•	annual restricted stock grant with cliff vesting at the end of a three-year period measured by the Company's performance in comparison to its peers over such period; and

•	annual restricted stock grant with time-based vesting initially established as a percentage of each executive's base salary.
Base Salary
The base salaries of our executives are designed to compensate them for services rendered during the fiscal year and consistent with our pay for performance philosophy, executives receive a significant portion of their overall targeted compensation in a form other than a fixed base salary. Although the Company does not generally benchmark against any particular percentile of base salaries of comparable executives within the Company's peer group, we set salaries that are competitive in the gaming and REIT industries, recognizing that our Company seeks to attract and retain executives with experience in either or both of these industries. Base salaries are then further adjusted for certain qualitative factors, including: specific position duties and responsibilities; tenure with the Company; individual contribution; and value to the Company and the overall reasonableness of an executive's pay package.
For 2015, the Committee did not approve any increases in the base salaries of the Named Executive Officers.
Annual Performance Cash Awards
For 2015, the Company's Compensation Committee established a performance-based annual cash incentive bonus program designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives that we believe were most likely to increase shareholder value. The program was based on the achievement of a number of specific Company performance criteria focused on the Company's annual strategic goals and business plan. For 2015, the annual cash bonus for each Named Executive Officer was comprised of four components:

•	40% based on the Company's achievement of established AFFO per share targets.

•	20% based on the Company's achievement of established dividend targets.

•	30% based on the achievement of established additional AFFO targets resulting from acquisitions.

•	10% discretionary based on the qualitative factors indicated above.
With respect to the AFFO and dividend components, a cash bonus could have been earned at three different achievement levels: Threshold; Target; and Maximum. The acquisition goal was measured on a scale of 0-100% with annual target being the maximum and zero being the minimum. The achievement levels established by the

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Committee for 2015 are set forth below.

Component	Threshold	Target	Maximum
AFFO Growth	Annual AFFO per share of $2.63	Annual AFFO per share of $2.72	Annual AFFO per share of $2.82
Dividend Growth	Fourth quarter dividend per share of $0.52	Fourth quarter dividend per share of $0.545	Fourth quarter dividend per share of $0.57
Acquisition Growth	Payout determined based on the percentage of maximum target achieved		Annual effect on AFFO per share $0.13
In 2015, the Company achieved annual AFFO of $2.75 per share, paid $0.545 per share in fourth quarter dividends, and realized the maximum impact on AFFO per share through acquisitions as a result of the Pinnacle transaction. The Named Executive Officers were also awarded the maximum discretionary bonus as a result of successfully terminating reliance on transition services from Penn, securing bank financing of $825.0 million and certain other accomplishments. The resulting cash bonus paid to the Named Executive Officers was above target but below the maximum.
The following table indicates the actual amount paid to each Named Executive Officer as a percentage of annual base salary for 2015 for the annual performance cash awards described above:

Executive	Actual Bonus Percent of Base Salary	Actual Payment ($)
Chairman, Chief Executive Officer and President	146%	2,750,344
Senior Vice President and Chief Financial Officer	146%	1,774,775
Senior Vice President of Corporate Development	146%	790,582
Senior Vice President and Chief Accounting Officer	73%	282,512
Senior Vice President and General Counsel	73%	228,122

Long-Term Performance-Based Equity Awards
While the annual cash bonus program was designed to incentivize the Company's management team to achieve specific near-term internal Company growth goals, the long-term performance equity award program was designed to focus management on the Company's long-term performance in relation to its peer group and broader REIT indexes. We believe that a high degree of equity compensation motivates executives to increase the long-term value of the Company by aligning a significant portion of their total compensation with the interests of the Company's shareholders. We also believe that equity compensation is a critical tool in attracting and retaining executives with the type of entrepreneurial spirit that we believe is integral to the Company's success.
The Committee determined that this portion of the executive compensation program for 2015 would continue to be awarded and paid in the form of performance-based restricted shares. Awards have three-year cliff vesting with the amount of restricted shares vesting at the end of the three-year period determined based on the Company's performance measured against its peers. More specifically, the percentage of shares vesting at the end of the measurement period will be based on the Company's three-year total shareholder return measured against the three-year return of the companies included in the MSCI US REIT index. The number of shares vesting at each performance achievement level for each Named Executive Officer are set forth below.

Executive	Below 25th Percentile	25th to less than 40th Percentile	40th to less than 60th Percentile	60th to less than 80th Percentile	Above 80th Percentile
Chairman, Chief Executive Officer and President	0	55,000	110,000	165,000	220,000
Senior Vice President and Chief Financial Officer	0	27,500	55,000	82,500	110,000
Senior Vice President of Corporate Development	0	17,500	35,000	52,500	70,000
Senior Vice President and Chief Accounting Officer	0	12,500	25,000	37,500	50,000
Senior Vice President and General Counsel	0	10,000	20,000	30,000	40,000

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We believe that this long-term performance-based equity incentive program compliments the annual cash incentive program by providing the appropriate balance between performance-based cash and performance-based equity awards.
Long-Term Fixed Equity Awards
In addition to the long-term performance-based equity awards, we established a time-based retention equity award for 2015. A significant amount of each Named Executive Officer's compensation is tied to performance and we recognize that there are often macro-economic factors impacting the business that are outside of management's control. Therefore, we believe that the time-based awards serve as a critical retention tool, recognizing that while the vesting of such awards is unrelated to performance, the value is directly correlated with the Company's share price. Awards vest at a rate of 33.33% per year and are generally subject to continued employment.

The number of shares awarded to each Named Executive Officer for 2015 were as follows:

Executive	Number of Shares
Chairman, Chief Executive Officer and President	55,000
Senior Vice President and Chief Financial Officer	27,500
Senior Vice President of Corporate Development	17,500
Senior Vice President and Chief Accounting Officer	12,500
Senior Vice President and General Counsel	10,000
Other Compensation
The Committee has the discretion to pay dividend equivalent payments to employees holding Company options and other cash-settled awards received as a result of the conversion of Penn options to Company options in connection with the Spin-Off, as described in the Company's Prospectus effective on October 9, 2013. The potential payment of dividends on vested option awards converted in the Spin-Off is not expected to continue beyond November 1, 2016. The dividend equivalent payments will decline by approximately 50% from 2015 to 2016. The Company has not issued option awards since the Spin-Off.
In 2015, the Committee approved the payment of dividend equivalents to the Named Executive Officers for each of the dividends declared during the fiscal year. The dividend payments for converted Penn options to each Named Executive Officer for 2015 are set forth below:

Executive	Spin-Off Option Dividends ($)
Chairman, Chief Executive Officer and President	5,791,097
Senior Vice President and Chief Financial Officer	2,006,215
Senior Vice President of Corporate Development	1,020,436
Senior Vice President and Chief Accounting Officer	229,414
Senior Vice President and General Counsel	19,741
Overview of Compensation Program for 2016
To establish the executive compensation program for 2016, the Committee reviewed the Company's performance and the impact of such performance on the 2014 and 2015 compensation programs. Management achieved certain notable and critical goals in 2014 and 2015, including pending acquisitions that have the potential to nearly double the Company's rental income, eliminating reliance on Penn transition services, and distributing significant dividends to the Company's shareholders. However, in 2014, the Company's share price did not advance in comparison to its peers. As a result, for 2014 the Named Executive Officers earned approximately 56% of their maximum cash bonus potential but the long-term performance equity awards granted in 2014, while not mature, were performing below the 25th percentile and had no value as of December 31, 2015. For 2015, the Named Executive Officers earned approximately 76% of their maximum cash bonus potential and the long-term performance-based equity

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awards granted in 2015 were performing at the 40-60% percentile, equating to 50% of the maximum value as of December 31, 2015. The 2014 and 2015 long-term performance-based equity awards have three year cliff vesting schedules and the final values will not be determined until December 31, 2016 and December 31, 2017, respectively.
Comparing management's achievements and the Company's share performance to the impact on compensation, the Committee decided to continue the overall compensation program, with minor adjustments to the cash bonus goals, for 2016. Notably, the overall performance compensation program was generally structured with a view toward a three-year performance period, which, for 2014, will mature at the end of 2016. Consequently, the Committee intends to reevaluate the performance of the program over a full three-year performance cycle at the end of 2016 to determine if the program is meeting the goals the Committee set out to achieve.
Base Salary
Set forth below are the 2016 base salaries for each of the Named Executive Officers:

Executive	2016 Salary	Percentage Increase over 2015 Base Salary
Chairman, Chief Executive Officer and President	$1,808,467	—%
Senior Vice President and Chief Financial Officer	$1,166,990	—%
Senior Vice President of Corporate Development	$519,841	—%
Senior Vice President and Chief Accounting Officer	$400,000	8%
Senior Vice President and General Counsel	$425,000	42%

Annual Performance Cash Awards
The Company's annual cash incentive bonus program is a performance-based measure designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives that we believe are most likely to increase shareholder value. The program is based on the achievement of a number of specific Company performance criteria that we believe are critical for the achievement of the Company's annual strategic goals and business plan. For 2016, the annual cash bonus for each Named Executive Officer will be comprised of four components:

•	40% based on the Company's achievement of established AFFO per share targets.

•	20% based on the Company's achievement of established dividend targets.

•	30% based on the achievement of established additional AFFO targets resulting from acquisitions.

•	10% discretionary based on the qualitative factors indicated above.
With respect to the AFFO and dividend components, a cash bonus can be earned at three different achievement levels: Threshold; Target; and Maximum. The achievement levels established by the Committee for 2016 are set forth below.

Component	Threshold	Target	Maximum
AFFO Growth	Annual AFFO per share of $2.72	Annual AFFO per share of $2.80	Annual AFFO per share of $2.90
Dividend Growth	Fourth quarter dividend per share of $0.545	Fourth quarter dividend per share of $0.56	Fourth quarter dividend per share of $0.585
Acquisition Growth	Payout determined based on the percentage of maximum target achieved		Annual effect on AFFO per share $0.13
We set the ranges of bonuses payable pursuant to the cash bonus measure for each executive as a percentage of annual base salary, as set forth below. In order to help manage total potential compensation payouts, annual cash bonus opportunities are capped at a maximum bonus level, regardless of the extent to which performance exceeds targeted levels.

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Executive	Threshold	Target	Maximum
Chairman, Chief Executive Officer and President	50%	100%	200%
Senior Vice President and Chief Financial Officer	50%	100%	200%
Senior Vice President of Corporate Development	50%	100%	200%
Senior Vice President and Chief Accounting Officer	25%	50%	100%
Senior Vice President and General Counsel	25%	50%	100%
Long-Term Performance-Based Equity Awards
The Committee believes that the long-term performance-based equity award program designed for 2014, and continued in 2015, was effective in focusing management on the Company's long-term performance in relation to its peer group and provided an effective balance against the short-term Company growth goals reflected in the cash bonus program. Awards have three-year cliff vesting with the amount of restricted shares vested at the end of the three-year period determined based on the Company's performance during such period measured against its peers. More specifically, the percentage of shares vesting at the end of the measurement period will be based on the Company's three-year total shareholder return measured against the three-year return of the companies included in the MSCI US REIT index.
The awards granted in 2014 mature on December 31, 2016. As a result, the Committee decided to continue the 2015 program for 2016 and to reevaluate the effectiveness of the program following the vesting of the first award cycle. The number of shares vesting at each performance achievement level for each Named Executive Officer are set forth below.

Executive	Below 25th Percentile	25th to less than 40th Percentile	40th to less than 60th Percentile	60th to less than 80th Percentile	Above 80th Percentile
Chairman, Chief Executive Officer and President	0	55,000	110,000	165,000	220,000
Senior Vice President and Chief Financial Officer	0	27,500	55,000	82,500	110,000
Senior Vice President of Corporate Development	0	17,500	35,000	52,500	70,000
Senior Vice President and Chief Accounting Officer	0	12,500	25,000	37,500	50,000
Senior Vice President and General Counsel	0	12,500	25,000	37,500	50,000
Annual Equity Awards
In addition to the long-term performance-based equity awards, we have established a time-based vesting award for 2016 in the same amounts granted in 2015, with the exception of the Senior Vice President and General Counsel, which was increased from 10,000 to 12,500. Awards will vest a rate of 33.33% per year, generally subject to the executive's continued employment. The number of shares awarded to each Named Executive Officer is set forth below.

Executive	Number of Shares
Chairman, Chief Executive Officer and President	55,000
Senior Vice President and Chief Financial Officer	27,500
Senior Vice President of Corporate Development	17,500
Senior Vice President and Chief Accounting Officer	12,500
Senior Vice President and General Counsel	12,500
Other Compensation
The Committee has the discretion to pay dividend equivalent payments to employees holding Company options received as a result of the Spin-Off as described in the Company's Prospectus effective on October 9, 2013. These payments are not expected to continue past November 1, 2016.

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Deferred Compensation
The Company does not maintain any defined benefit pension programs for its executives. The Company maintains an elective nonqualified deferred compensation plan for executives. Pursuant to the plan, the Company's contributions under the plan are equal to 50% of the participant's deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant's salary and/or bonus. All amounts credited to an executive's account are notionally invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded and benefits are paid from the Company's general assets. However, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds notionally selected by each executive. This program is described in more detail beginning on page 39 of this Proxy Statement.

Benefits and Perquisites
We believe that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees, are consistent with competitive practices among the Company's peer group and, in certain circumstances, may address a particular reasonable issue or concern of an executive. The standard benefits offered to all of the Company's employees include medical, dental and vision insurance, group life insurance, short and long-term disability and a 401(k) with certain contributions matched by the Company (50% of employee contributions, subject to applicable contribution limits). Consistent with the objectives described above, the Company also provides certain executive officers with additional supplemental benefits and perquisites, including in limited instances, use of the Company's private aircraft where individual circumstances merit. The description and value of such supplemental benefits and perquisites in 2015 can be found on page 32 of this Proxy Statement.
Employment Agreements
No Named Executive Officers have employment agreements with the Company.
Other Compensation Policies
Hedging and Pledging Policy.    We believe that equity ownership fosters an atmosphere where directors and officers "think like owners" and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company's shareholders. Accordingly, we have adopted policies generally restricting each of the Company's directors and executive officers from engaging in hedging transactions or pledging Company shares.
Compensation Clawback Policy.    The Company has a commitment to ensure that its executive officers adhere to the highest professional and personal standards. Accordingly, the Company's policy is that misconduct by any executive officer that leads to a restatement of the Company's financial results could subject executive officers to disgorge prior compensation to the extent such compensation would not have been earned based on the restated financial statements. In light of the highly regulated nature of the Company's business, the Committee would likely pursue such remedy, among others, where appropriate based on the facts and circumstances surrounding the restatement and existing laws.
Statutory and Regulatory Considerations.    In designing the Company's compensatory programs, we consider the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which generally provides that the Company may not deduct certain compensation of more than $1 million that is paid to certain individuals. We seek to preserve the Company's tax deductions for executive compensation to the extent consistent with the Company's executive compensation objectives. However, we may also from time to time consider and grant compensation that may not be tax deductible if we believe such compensation is warranted to achieve the Company's objectives.

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Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2015, 2014 and 2013 by the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as of December 31, 2015 (collectively, the "Named Executive Officers"):

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Peter M. Carlino Chairman and Chief Executive Officer	2015	1,878,024	5,417,500	2,750,344	6,189,919	16,235,787
	2014	1,808,468	7,087,300	1,910,683	9,745,696	20,552,147
	2013	1,806,442	4,684,400	1,148,377	338,522	7,977,741
William J. Clifford Senior Vice President and Chief Financial Officer	2015	1,211,874	2,708,750	1,774,775	2,142,572	7,837,971
	2014	1,166,990	3,543,650	1,236,637	3,419,671	9,366,948
	2013	1,165,683	2,160,798	555,779	107,548	3,989,808
Steven T. Snyder Senior Vice President of Corporate Development	2015	539,835	1,723,750	790,582	1,086,847	4,141,014
	2014	519,841	2,255,050	557,283	1,370,527	4,702,701
	2013	519,259	915,119	165,050	37,467	1,636,895
Desiree A. Burke (5) Senior Vice President and Chief Accounting Officer	2015	385,817	1,231,250	282,512	263,864	2,163,443
	2014	232,919	1,610,750	197,186	378,457	2,419,312

Brandon J. Moore (6) Senior Vice President and General Counsel	2015	311,538	985,000	228,122	31,272	1,555,932
	2014	285,000	1,288,600	159,224	36,849	1,769,673

(1)
Amounts in 2013 reflect compensation earned while the executives were employed by the Company's predecessor entity, Penn National Gaming, Inc. (the "Predecessor Entity") prior to the Spin-Off for the period January 1, 2013 through October 31, 2013 and from the Company for the period November 1, 2013 through December 31, 2013. Amounts are based on W2 reported earnings, which reflects timing of wages paid.

(2)
The amounts reflect the full grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation - Stock Compensation" ("ASC 718"). Included in stock awards for the years 2015 and 2014 are restricted stock and performance-based restricted stock awards granted on January 2, 2015 and April 25, 2014, respectively, relating to the Company's long-term fixed equity award grant and long-term performance-based equity award grant, respectively. Included in Stock Awards for the year 2013 are restricted stock awards granted on March 18, 2013, with exception of Mr. Carlino's awards which were granted on June 12, 2013, relating to the Predecessor Entity's annual equity grants. Also included in Stock Awards for the year 2013 are restricted stock awards for Executives granted on March 11, 2014, relating to the Predecessor Entity's payment of the external portion of their annual incentive plan for 2013.

(3)
The amounts in 2015 and 2014 reflect cash payments, pursuant to the Company's annual performance cash awards. For more information on the Company's annual performance cash awards, see the discussion beginning on page 19 of the "Compensation Discussion and Analysis" of this Proxy Statement. The amount in 2013 reflects cash payments, pursuant to the internal measure portion of the Predecessor Entity's annual incentive plan, which provided for the payment of incentive compensation upon the Predecessor Entity's achievement of pre-established adjusted EBITDA goals. Based on the Predecessor Entity's adjusted EBITDA performance for 2013, the executives received threshold plus 27% of the difference between threshold and target payout for the internal measure.

(4)	See All Other Compensation Table on page 32 for more information.

(5)	Ms. Burke joined the Company on April 30, 2014.

(6)	Mr. Moore joined the Company on January 2, 2014.

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All Other Compensation Table
The following table describes each component of the All Other Compensation column of the Summary Compensation Table:

							Perquisites
Name	Year		Company Contributions to Deferred Compensation Plan ($) (1)	Company Contributions to 401(k) ($) (2)	Company Dividends Related to Spin-Off ($) (3)	Company Paid Insurance Premiums ($) (4)	Club Memberships ($)	Personal Use of Company Vehicle ($) (5)	Personal Use of Company Airplane ($) (6)	Total ($)
Peter M. Carlino	2015		189,435	5,300	5,791,097	—	4,575	2,000	197,512	6,189,919
	2014		147,842	5,200	9,391,106	—	4,560	—	196,988	9,745,696
	2013	(7)	127,632	8,750	—	—	3,402	—	198,738	338,522
William J. Clifford	2015		122,426	5,300	2,006,215	—	—	—	8,631	2,142,572
	2014		86,138	5,200	3,300,415	—	—	—	27,918	3,419,671
	2013	(7)	76,341	8,750	—	—	—	—	22,457	107,548
Steven T. Snyder	2015		54,856	5,300	1,020,436	6,255	—	—	—	1,086,847
	2014		34,244	8,750	1,321,278	6,255	—	—	—	1,370,527
	2013	(7)	31,326	6,141	—	—	—	—	—	37,467
Desiree A. Burke	2015		29,150	5,300	229,414	—	—	—	—	263,864
	2014		10,717	3,172	364,568	—	—	—	—	378,457
Brandon J. Moore	2015		6,231	5,300	19,741	—	—	—	—	31,272
	2014		—	5,192	31,657	—	—	—	—	36,849

(1)	This column reports the Company's matching contributions under the Company's Deferred Compensation Plan.

(2)	This column reports the Company's contributions to the Named Executive Officers' 401(k) savings accounts.

(3)
In connection with the Spin-Off transaction, this column reports dividends paid to the Named Executive Officers' on vested stock options converted from PENN stock options as of the time of the Spin-Off and the incremental fair value charge taken by the Company relating to dividends accrued on unvested options as of the time of Spin-Off, which was not factored into the grant date value of the awards at the time they were granted.

(4)	This column reports life insurance policy premiums paid by the Company on behalf of Mr. Snyder.

(5)	The amount allocated for personal use of a company vehicle is calculated based upon the lease value of the vehicle and an estimate of personal usage provided by the executive.

(6)
The amount allocated for personal aircraft usage is calculated based on the incremental cost to the Company for fuel, landing fees and other variable costs of operating the airplane. Since the Company's aircrafts are used for business travel, the Company does not include fixed costs that do not change based on usage, such as pilots' salaries, depreciation of the purchase cost of the aircraft and the cost of general maintenance.

(7)
Amounts in 2013 reflect other compensation earned while the executives were employed at the Predecessor Entity prior to the Spin-Off for the period January 1, 2013 through October 31, 2013 and from the Company for the period November 1, 2013 through December 31, 2013.

32 |    Notice of Annual Meeting of Shareholders and Proxy Statement

2015 Grants of Plan-Based Awards
The following table sets forth certain information regarding grants of plan-based awards relating to 2015:

			Estimated future payouts under equity incentive plan awards			All Other Stock Awards
Name	Grant Date	Grant Board Approval Date	Threshold (#) (1)	Target (#) (1)	Maximum (#) (1)	Number of Securities Underlying Stock Awards (#) (2)	Grant Date Fair Value of Stock Awards ($) (3)
Peter M. Carlino	1/2/2015	12/3/2014				55,000	1,613,700
	1/2/2015	12/3/2014	0	110,000	220,000		3,803,800
William J. Clifford	1/2/2015	12/3/2014				27,500	806,850
	1/2/2015	12/3/2014	0	55,000	110,000		1,901,900
Steven T. Snyder	1/2/2015	12/3/2014				17,500	513,450
	1/2/2015	12/3/2014	0	35,000	70,000		1,210,300
Desiree A. Burke	1/2/2015	12/3/2014				12,500	366,750
	1/2/2015	12/3/2014	0	25,000	50,000		864,500
Brandon J. Moore	1/2/2015	12/3/2014				10,000	293,400
	1/2/2015	12/3/2014	0	20,000	40,000		691,600

(1)
Awards represent performance-based restricted stock with cliff vesting at the end of the performance period beginning on January 2, 2015 and ending on December 31, 2017. The amount of restricted shares vested at the end of the performance period can range from zero to a maximum of 200% of target, depending on the level of achievement of the performance goals measured against the return of the companies included in the MSCI US REIT Index over the measurement period. In the event of a change in control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the Change of Control, annualized for the entire performance period. For more information on the Company's performance-based equity awards, see the discussion beginning on page 19 of the "Compensation Discussion and Analysis" of this Proxy Statement.

(2)
Awards represent restricted stock awards granted to the Named Executive Officers as part of their annual compensation. All grants have vesting over three years, 33.33% on the first anniversary of the date of grant and 33.33% on each succeeding anniversary. In the event of a change in control, awards vest immediately.

(3)
Represents the full grant date fair value of awards under ASC 718. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award's vesting period. The Company utilized a third party valuation firm to measure the fair value of the performance-based restricted stock awards at grant date using the Monte Carlo model. Additional information regarding the calculation of the grant date fair value is included in footnote 4 to the Company's audited financial statements of the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

33 |    Notice of Annual Meeting of Shareholders and Proxy Statement

Outstanding 2015 Equity Awards at Fiscal Year-End
The following table sets forth information concerning equity awards outstanding as of December 31, 2015:

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options:
Name	Stock Ticker	Exercisable (#)	Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Ticker	Stock Award Grant Date		Number of Shares or Units Held that Have Not Vested (#)	Market Value of Shares or Units Held that Have Not Vested ($)(5)
Peter M. Carlino	GLPI	483,194	—	19.22	1/12/2016	GLPI	2/6/2012	(3)	17,784	494,395
	GLPI	483,194	—	24.15	1/2/2017	GLPI	1/29/2013	(3)	33,824	940,307
	GLPI	483,194	—	15.78	1/2/2017	GLPI	6/12/2013	(2)	53,069	1,475,318
	GLPI	483,194	—	20.40	1/3/2018	GLPI	3/11/2014	(2)	20,025	556,695
	GLPI	483,194	—	17.34	7/8/2018	GLPI	4/25/2014	(2)	36,666	1,019,315
	GLPI	362,395	120,799	22.09	1/3/2019	GLPI	4/25/2014	(4)	220,000	6,116,000
	PENN	84,123	—	9.70	1/2/2017	GLPI	1/2/2015	(2)	55,000	1,529,000
	PENN	84,123	—	6.34	1/2/2017	GLPI	1/2/2015	(4)	220,000	6,116,000
	PENN	84,123	—	8.19	1/3/2018	PENN	2/6/2012	(3)	14,145	226,603
	PENN	84,123	—	6.96	7/8/2018	PENN	1/29/2013	(3)	26,903	430,986
	PENN	63,092	21,031	8.88	1/3/2019

William J. Clifford	GLPI	32,155	—	19.22	1/12/2016	GLPI	2/6/2012	(3)	8,606	239,247
	GLPI	132,155	—	24.15	1/2/2017	GLPI	1/29/2013	(3)	16,369	455,058
	GLPI	198,233	—	15.78	1/2/2017	GLPI	3/18/2013	(2)	18,859	524,280
	GLPI	198,233	—	20.40	1/3/2018	GLPI	3/11/2014	(2)	9,691	269,410
	GLPI	198,232	—	17.34	7/8/2018	GLPI	4/25/2014	(2)	18,333	509,657
	GLPI	148,674	49,559	22.09	1/3/2019	GLPI	4/25/2014	(4)	110,000	3,058,000
	PENN	100,000	—	9.70	1/2/2017	GLPI	1/2/2015	(2)	27,500	764,500
	PENN	150,000	—	6.34	1/2/2017	GLPI	1/2/2015	(4)	110,000	3,058,000
	PENN	150,000	—	8.19	1/3/2018	PENN	2/6/2012	(3)	6,845	109,657
	PENN	150,000	—	6.96	7/8/2018	PENN	1/29/2013	(3)	13,020	208,580
	PENN	112,500	37,500	8.88	1/3/2019	PENN	3/18/2013	(2)	15,000	240,300

Steven T. Snyder	GLPI	88,519	—	19.22	1/12/2016	GLPI	2/6/2012	(3)	2,556	71,057
	GLPI	89,334	—	24.15	1/2/2017	GLPI	1/29/2013	(3)	4,862	135,164
	GLPI	92,509	—	15.78	1/2/2017	GLPI	3/18/2013	(2)	8,801	244,668
	GLPI	92,509	—	20.40	1/3/2018	GLPI	3/11/2014	(2)	2,878	80,008
	GLPI	88,085	—	17.34	7/8/2018	GLPI	4/25/2014	(2)	11,666	324,315
	GLPI	69,381	23,128	22.09	1/3/2019	GLPI	4/25/2014	(4)	70,000	1,946,000
	PENN	10,000	—	9.70	1/2/2017	GLPI	1/2/2015	(2)	17,500	486,500
	PENN	70,000	—	8.19	1/3/2018	GLPI	1/2/2015	(4)	70,000	1,946,000
	PENN	66,653	—	6.96	7/8/2018	PENN	2/6/2012	(3)	2,033	32,569
	PENN	52,500	17,500	8.88	1/3/2019	PENN	1/29/2013	(3)	3,867	61,949
						PENN	3/18/2013	(2)	7,000	112,140

Desiree A. Burke	GLPI	33,038	—	24.15	1/2/2017	GLPI	2/6/2012	(3)	886	24,631
	GLPI	16,520	—	15.78	1/2/2017	GLPI	1/29/2013	(3)	1,686	46,871
	GLPI	33,039	—	20.40	1/3/2018	GLPI	3/18/2013	(2)	3,143	87,375
	GLPI	33,039	—	17.34	7/8/2018	GLPI	3/11/2014	(2)	5,628	156,458
	GLPI	24,779	8,260	22.09	1/3/2019	GLPI	4/25/2014	(2)	8,333	231,657
	PENN	6,250	—	8.19	1/3/2018	GLPI	4/25/2014	(4)	50,000	1,390,000
	PENN	6,250	6,250	8.88	1/3/2019	GLPI	1/2/2015	(2)	12,500	347,500
						GLPI	1/2/2015	(4)	50,000	1,390,000
						PENN	2/6/2012	(3)	705	11,294
						PENN	1/29/2013	(3)	1,341	21,483
						PENN	3/18/2013	(2)	2,500	40,050

34 |    Notice of Annual Meeting of Shareholders and Proxy Statement

Brandon J. Moore	GLPI	3,304	—	14.87	3/22/2017	GLPI	3/18/2013	(2)	628	17,458
	GLPI	9,912	—	20.40	1/3/2018	GLPI	3/11/2014	(2)	4,629	128,686
	GLPI	9,912	3,304	22.09	1/3/2019	GLPI	4/25/2014	(2)	6,666	185,315
	PENN	2,500	2,500	8.88	1/3/2019	GLPI	4/25/2014	(4)	40,000	1,112,000
						GLPI	1/2/2015	(2)	10,000	278,000
						GLPI	1/2/2015	(4)	40,000	1,112,000
						PENN	3/18/2013	(2)	500	8,010

(1)	Options vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary. In the event of a change in control, options vest immediately.

(2)
Represents restricted stock awards. The forfeiture provisions on the restricted stock awards granted on March 18, 2013 and June 12, 2013, lapse 25% on each of the first, second, third and fourth anniversary of the date of grant. The forfeiture provisions on the restricted stock awards granted March 11, 2014, April 25, 2014, and January 2, 2015 lapse 33.33% on each of the first, second, and third anniversary of the date of grant. In the event of a change in control, the forfeiture restrictions on restricted stock lapse immediately.

(3)
Represents phantom stock unit awards. Awards granted February 6, 2012 and January 29, 2013, are scheduled to vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary. In the event of a change in control, the forfeiture restrictions on restricted stock lapse immediately.

(4)
Represents maximum achievement of the performance-based restricted stock awards. The amount of restricted stock to actually vest at the end of the performance period can range from zero to the maximum as described in the long-term performance-based equity awards section on page 19 of the "Compensation Discussion and Analysis " of this Proxy Statement. The forfeiture provisions on the performance-based restricted stock awards granted April 25, 2014 and January 2, 2015, lapse at the end of the measurement period, December 31, 2016 and 2017, respectively. In the event of a change in control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the Change of Control, annualized for the entire performance period.

(5)	Calculated based on the closing price of the Company's common stock on December 31, 2015 ($16.02 for PENN and $27.80 for GLPI), which was the last trading day of 2015.

35 |    Notice of Annual Meeting of Shareholders and Proxy Statement

2015 Option Exercises and Stock Vested
The following table sets forth information concerning options exercised, restricted stock awards vested, and phantom stock unit awards vested during fiscal 2015:

		Option Awards		Stock Awards		Phantom Stock Unit Awards
Name	Stock Ticker	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Peter M. Carlino (2)	GLPI	1,387,250	19,887,262	54,881	2,002,183	48,756	1,574,900
	PENN	325,639	2,681,798	—	—	38,780	630,819
William J. Clifford	GLPI	298,233	4,254,018	23,443	855,498	21,714	705,622
	PENN	250,000	3,046,944	7,500	122,850	17,270	278,567
Steven T. Snyder	GLPI	46,255	720,935	11,675	426,238	6,846	221,497
	PENN	127,598	1,185,263	3,500	57,330	5,445	88,370
Desiree A. Burke	GLPI	36,343	631,479	8,552	312,257	2,339	75,764
	PENN	23,500	172,555	1,250	20,475	1,861	30,156
Brandon J. Moore	GLPI	—	—	5,964	217,845	—	—
	PENN	12,500	116,950	250	4,095	—	—

(1)
Value realized reflects the difference between the per-share closing price of the Company's common stock on the date of exercise and the option's exercise price for options and the closing price of the Company's common stock on the day prior to vesting for awards, not the grant date fair value disclosed elsewhere in this proxy statement.

(2)	As part of the Spin-Off, Mr. Carlino exchanged stock awards to acquire Penn common stock for awards to acquire GLPI common stock; therefore there are no Penn award vestings reported for Mr. Carlino.

36 |    Notice of Annual Meeting of Shareholders and Proxy Statement

Potential Payments Upon Termination or Change-in-Control
The Named Executive Officers are entitled to accelerated vesting of equity-based incentive awards under the 2013 Long Term Incentive Compensation Plan (the "Plan") upon a change in control and, under certain circumstances, in the event of termination. The information below describes and quantifies compensation that would become payable and that which is accelerated assuming that such termination was effective December 31, 2015.

Executive Payments	Termination without Cause by Company ($)	Termination Upon Death ($)	Termination upon Disability ($)	Change in Control ($)	Change in Control Termination without Cause ($)
Peter M. Carlino
Cash Severance Benefit (1)	2,712,702	2,712,702	2,712,702	—	2,712,702
Restricted Shares (2)	—	6,672,619	6,672,619	6,672,619	6,672,619
Performance-Based Restricted Shares (3)	—	3,058,000	3,058,000	6,116,000	6,116,000
Unvested Stock Options (4)	—	839,924	839,924	839,924	839,924
Total	$2,712,702	$13,283,245	$13,283,245	$13,628,543	$16,341,245

William J. Clifford
Cash Severance Benefit (1)	1,750,485	1,750,485	1,750,485	—	1,750,485
Restricted Shares (2)	—	3,320,689	3,320,689	3,320,689	3,320,689
Performance-Based Restricted Shares (3)	—	1,529,000	1,529,000	3,058,000	3,058,000
Unvested Stock Options (4)	—	550,732	550,732	550,732	550,732
Total	$1,750,485	$7,150,906	$7,150,906	$6,929,421	$8,679,906

Steven T. Snyder
Cash Severance Benefit (1)	779,762	779,762	779,762	—	779,762
Restricted Shares (2)	—	1,548,370	1,548,370	1,548,370	1,548,370
Performance-Based Restricted Shares (3)	—	973,000	973,000	1,946,000	1,946,000
Unvested Stock Options (4)	—	257,010	257,010	257,010	257,010
Total	$779,762	$3,558,142	$3,558,142	$3,751,380	$4,531,142

Desiree A. Burke
Cash Severance Benefit (1)	435,830	435,830	435,830	—	435,830
Restricted Shares (2)	—	967,319	967,319	967,319	967,319
Performance-Based Restricted Shares (3)	—	695,000	695,000	1,390,000	1,390,000
Unvested Stock Options (4)	—	91,790	91,790	91,790	91,790
Total	$435,830	$2,189,939	$2,189,939	$2,449,109	$2,884,939

Brandon J. Moore
Cash Severance Benefit (1)	300,000	300,000	300,000	—	300,000
Restricted Shares (2)	—	617,469	617,469	617,469	617,469
Performance-Based Restricted Shares (3)	—	556,000	556,000	1,112,000	1,112,000
Unvested Stock Options (4)	—	36,716	36,716	36,716	36,716
Total	$300,000	$1,510,185	$1,510,185	$1,766,185	$2,066,185

(1)	Basis for cash severance benefit is 2015 salary.

(2)
Restricted stock and phantom stock unit award values were computed based on the closing stock price of the Company's common stock on December 31, 2015, ($27.80 for the Company and $16.02 for PENN), which was the last trading day of 2015. Restrictions on awards will immediately lapse in the event of termination as a result of death, disability or change in control.

(3)
Performance-based restricted stock values, in the event of termination as a result of death or disability, were computed based on the Company's total shareholder return as compared to the MSCI US REIT Index achieved as of December 31, 2015, which was zero and 50% for awards granted April 25, 2014 and January 2, 2015, respectively. Performance-based restricted stock values, in the event of change of control, were computed based on the Company's common stock price of $27.80 on December 31, 2015, at target performance, as performance shall be deemed to have been achieved at target level or, if greater, the actual level of achievement as of the date of the change of control, annualized for the entire performance period.

37 |    Notice of Annual Meeting of Shareholders and Proxy Statement

(4)
Unvested stock option values were computed based on the closing stock price of the Company's common stock on December 31, 2015, ($27.80 for the Company and $16.02 for PENN). Unvested options will accelerate in the event of termination as a result of death, disability or change in control.

38 |    Notice of Annual Meeting of Shareholders and Proxy Statement

2015 Nonqualified Deferred Compensation
The following table sets forth information concerning nonqualified deferred compensation of the Named Executive Officers:

Name	Amount Previously Reported ($)	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Peter M. Carlino	8,284,124	378,871	189,435	(18,962)	(4,370)	8,829,098
William J. Clifford	2,688,024	244,851	122,426	(208,137)	(248,938)	2,598,226
Steven T. Snyder	1,373,899	109,712	54,856	(16,565)	(117,631)	1,404,271
Desiree A. Burke	32,119	58,300	29,150	(2,532)	(668)	116,369
Brandon J. Moore	—	12,461	6,231	(654)	(119)	17,919

(1)
For each Named Executive Officer, the Executive's contribution is included in the Named Executive Officer's salary and/or non-equity executive compensation for 2015, as reported in the Summary Compensation Table.

(2)	For each Named Executive Officer, the Company's contribution is included in the Named Executive Officer's other compensation for 2015, as reported in the Summary Compensation Table.

(3)	Amounts reflect the change in account value during 2015. No amounts are reported in the Summary Compensation Table because earnings were not above market or preferential.
Gaming and Leisure Properties, Inc. Deferred Compensation Plan. Pursuant to the Company's Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the Plan (the "Committee") may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum amount deferrable is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned. The Company's contributions under the plan are equal to 50% of the participant's deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant's salary and/or bonus. With the Board of Directors' approval, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement (on or after age 65) or a change in control of the Company, as defined in the Deferred Compensation Plan. The Committee may accelerate vesting of the Company's contributions if a participant terminates his or her employment because of disability. The Committee may also accelerate vesting in the event of an involuntary termination of employment pursuant to the same section of the Plan (3.8(g)).
Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment in five or ten annual installments. Distributions following retirement can be deferred for at least five years.
For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement. Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Committee, a participant can suspend deferrals or receive a partial and/or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a severance from service, as required by the final Code section 409A regulations. In the event of a change in control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a "change in control event" under Code section 409A.

39 |    Notice of Annual Meeting of Shareholders and Proxy Statement

Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Committee. Participants may change their investment elections at any time.

40 |    Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION AND GOVERNANCE COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation and Governance Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, by reference, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation and Governance Committee

David A. Handler, Chair Wesley R. Edens Scott Urdang
The foregoing report of the Compensation and Governance Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

41 |    Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT AND COMPLIANCE COMMITTEE REPORT
The Audit and Compliance Committee of the Board of Directors assists the Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit and Compliance Committee's charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit and Compliance Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015 with management and with our independent registered public accounting firm. In addition, the Audit and Compliance Committee discussed with our independent registered public accounting firm the matters required to be discussed by the PCAOB Accounting Standard No. 16, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm's communications with the Audit and Compliance Committee concerning independence and has discussed with our independent registered public accounting firm that firm's independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Audit and Compliance Committee Joseph W. Marshall, III, Chair David A. Handler E. Scott Urdang
The foregoing report of the Audit and Compliance Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

42 |    Notice of Annual Meeting of Shareholders and Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements with Certain Shareholders in Connection with our Spin-Off from Penn
Fortress
On November 1, 2013, we entered into an investor rights agreement (the "Investor Rights Agreement") with FIF V PFD LLC ("FIF V"), an affiliate of Fortress, pursuant to an Exchange Agreement, dated January 16, 2013, between FIF V and Penn. The Investor Rights Agreement grants Fortress four demand registrations and unlimited piggyback registration during the term of the Investor Rights Agreement until the earlier of (i) such time as all our common stock distributed to Fortress in our spin-off from Penn, and any additional securities issued with respect thereto (the "Registrable Securities"), have been sold and (ii) such time as Fortress beneficially owns less than 2.5% of our common stock on a fully-diluted basis. We also agreed to use reasonable efforts to file a short-form registration statement for the registration and sale of the Registrable Securities with the SEC within 60 days of the date we become eligible to use a short-form registration statement, and to keep the shelf registration statement continuously effective under the Securities Act for so long as Fortress has registration rights. In addition, the Investor Rights Agreement grants Fortress certain information rights and prohibits us from taking actions to increase Fortress's beneficial ownership of the outstanding shares of our common stock above 9.9%.
Related Party Transactions
During the year ended December 31, 2014, the Company entered into an Agreement of Sale (the "Sale Agreement") with Wyomissing Professional Center Inc. ("WPC") and acquired certain land in an office complex known as The Wyomissing Professional Center Campus, located in Wyomissing, Pennsylvania (on which to build its corporate headquarters), in exchange for the payment of $725,000 in cash to WPC, plus taxes and closing costs. In addition, the Company reimbursed WPC approximately $270,000 for site work and pre-development costs previously completed per the Sale Agreement. The Company subsequently paid approximately $433,000 and $244,000, respectively, to WPC during the years ended December 31, 2015 and 2014 in connection with construction costs paid by WPC on the Company's behalf. Peter M. Carlino, the Company’s Chairman of the Board of Directors and Chief Executive Officer, is the sole owner of WPC.

In connection with construction of the building in The Wyomissing Professional Center Campus, the Company also entered into an agreement (the "Construction Management Agreement") with CB Consulting Group LLC (the "Construction Manager") during the year ended December 31, 2014. Pursuant to the Construction Management Agreement, the Construction Manager will, among other things, provide certain construction management services to the Company in exchange for three percent (3%) of the total cost of work to complete the building construction project, and certain additional costs for added services. During the years ended December 31, 2015 and 2014, the Company paid approximately $175,000 and $59,000, respectively, to the Construction Manager. Mr. Carlino's son owns a material interest in the Construction Manager.

Construction of the Company's corporate headquarters building was completed in October 2015, and the Company does not expect to incur additional expenses related to the building with either WPC or the Construction Manager. Upon completion of the building in October 2015, the Company became responsible for the payment of monthly common area maintenance fees to the Wyomissing Professional Center Owners' Association ("WPCOA"), for which Peter M. Carlino serves as President. During the year ended December 31, 2015, the Company paid approximately $10,000 to the WPCOA.
The Audit and Compliance Committee of the Company's Board of Directors reviewed and approved the Sale Agreement and Construction Management Agreement, and the transactions contemplated thereby pursuant to the Committee's charter and the Company's corporate governance guidelines.
Employment Agreements and Arrangements
We currently do not have employment agreements or arrangements with any of our executives. However, we may enter into employment agreements or arrangements with our executive officers in the future. If we elect to do so, we anticipate that they will provide for salary, bonuses and other benefits, including severance benefits upon termination of employment as well as equity awards, among other matters.
Indemnification of Directors and Officers
Our charter and bylaws contain indemnification provisions for the benefit of our directors and executive officers.

43 |    Notice of Annual Meeting of Shareholders and Proxy Statement

Review and Approval of Transactions with Related Persons
Pursuant to the terms of its charter, the Audit and Compliance Committee reviews and pre-approves all conflicts of interest and related party transactions. For the purposes of the Audit and Compliance Committee's review, related party transactions are transactions, arrangements or relationships that are required to be disclosed pursuant to SEC Regulation S-K, Item 404, including those where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company's common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. Our code of business conduct has a broad definition of conflict of interest, which includes related party transactions, and requires employees to report potential conflicts to the General Counsel. The General Counsel may consult with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related party transaction that must be presented to the Audit and Compliance Committee.
For transactions determined to require Audit and Compliance Committee review, the General Counsel collaborates with members of the finance staff to prepare and present the transaction to the Audit and Compliance Committee. An Audit and Compliance Committee member will not participate in the review of transactions in which he or she or his or her immediate family member has an interest. The Audit and Compliance Committee will only approve related party transactions that are in, or are not inconsistent with, the best interests of the Company based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.
Conflict of Interest Policies
As described above, our code of business conduct seeks to identify and mitigate conflicts of interest between our directors, officers and employees, including our chief executive officer, chief financial officer and other senior officers, on the one hand, and the Company on the other hand, in accordance with applicable rules and regulations of the SEC and NASDAQ. Our code of business conduct is available on our website. Waivers of our code of business conduct are required to be disclosed in accordance with SEC and NASDAQ requirements. In addition, we adopted corporate governance guidelines to assist our Board of Directors in the exercise of its responsibilities and to serve our interests and those of our shareholders. Peter M. Carlino serves as chairman of Penn and as our chairman and chief executive officer. In addition, David A. Handler, one of our directors, continues to serve as a director at Penn. We adopted governance guidelines that require Peter M. Carlino and David A. Handler to report any matter that may create, or may create the appearance of, a conflict of interest to Joseph W. Marshall, III, our lead independent director, for evaluation and appropriate resolution. Our Board of Directors may, in the future, also form committees of independent directors to discuss and act upon matters involving both us and Penn. No other person will be a director, executive officer or other employee of both us and Penn.

44 |    Notice of Annual Meeting of Shareholders and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information about the beneficial ownership of our common stock as of March 4, 2016 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 4, 2016 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Our calculation of the percentage of beneficial ownership is based on 117,469,270 shares of common stock outstanding on March 4, 2016.
Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Gaming and Leisure Properties, Inc., 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.

	GLPI Common Stock
Name and Address of Beneficial Owner	Shares	%
Peter M. Carlino (1) (2)	13,623,946	11.598%
Richard J. Carlino (1)	7,732,280	6.582%
David E. Carlino (1)	7,804,134	6.644%
Harold Cramer (1)	7,790,545	6.632%
Carlino Family Trust (1)	7,246,187	6.169%
Wesley R. Edens (3)	10,540,803	8.973%
David A. Handler (4)	302,015	*
E. Scott Urdang (4)	28,525	*
Joseph W. Marshall, III (4)	15,635	*
William J. Clifford (5)	793,069	*
Steven T. Snyder (6)	720,248	*
Desiree Burke (7)	188,637	*
Brandon J. Moore (8)	59,479	*
All executive officers and directors as a group (9 persons)	26,272,357	22.365%
5% Shareholders Not Listed Above
The Vanguard Group Inc. (9)	13,121,487	11.170%
Fortress Investment Group LLC (3)(10)	10,529,249	8.963%
BAMCO, Inc. (11)	9,273,606	7.894%

*	Less than 1%

45 |    Notice of Annual Meeting of Shareholders and Proxy Statement

Notes to Security Ownership of Principal Shareholders and Management Table

(1)
7,246,187 shares of our common stock are owned by an irrevocable trust, which we refer to as the Carlino Family Trust, among Peter D. Carlino (who passed away in November 2013), his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. 436,701 shares are owned by a residuary trust (the "Residuary Trust") for the benefit of Peter D. Carlino and his children. Peter M. Carlino, David E. Carlino, Richard J. Carlino and Harold Cramer have shared investment power and shared voting power with respect to certain matters for the Carlino Family Trust and for the Residuary Trust. The Carlino Family Trust has pledged an aggregate of 1,195,741 shares as security for loans to the trust and for the benefit of trust beneficiaries.

(2)
The number of shares in the table includes: (a) 7,682,888 shares owned by various trusts, including the Carlino Family Trust and the Residuary Trust, as to which Peter M. Carlino has sole voting power for the election directors and certain other matters and shared investment power and shared voting power with respect to certain matters; and (b) 3,323,662 shares jointly-owned with his wife Marshia W. Carlino; (c) 201,426 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted; and (d) 2,415,970 shares of our common stock subject to options that are exercisable within 60 days of March 4, 2016.

(3)
Includes (a) 28,424 shares owned by Mr. Edens, (b) 11,554 shares of restricted stock under which Mr. Edens has voting rights but his disposition rights are currently restricted, and (c) 10,500,825 shares that Mr. Edens may be deemed to beneficially own due to his indirect ownership interest in FIG LLC, an affiliate of Fortress Investment Group LLC. Mr. Edens disclaims beneficial ownership of all reported shares except to the extent of his pecuniary interest therein.

(4)	Includes 11,554 shares of restricted stock under which each of Messrs Handler, Urdang and Marshall has voting rights but his disposition rights are currently restricted.

(5)
Includes 92,716 shares of restricted stock under which Mr. Clifford has voting rights but his disposition rights are currently restricted and 657,241 shares of our common stock subject to options that are exercisable within 60 days of March 4, 2016.

(6)
Includes 52,511 shares of restricted stock under which Mr. Snyder has voting rights but his disposition rights are currently restricted and 454,946 shares of our common stock subject to options that are exercisable within 60 days of March 4, 2016.

(7)
Includes 37,937 shares of restricted stock under which Ms. Burke has voting rights but her disposition rights are currently restricted and 148,675 shares of our common stock subject to options that are exercisable within 60 days of March 4, 2016.

(8)
Includes 31,089 shares of restricted stock under which Mr. Moore has voting rights but his disposition rights are currently restricted and 26,432 shares of our common stock subject to options that are exercisable within 60 days of March 4, 2016.

(9)
According to its 13G/A filed with the SEC on February 10, 2016, consists of shares beneficially owned as of December 31, 2015 by The Vanguard Group Inc. or its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard Specialized Funds - Vanguard REIT Index Fund reported on a Schedule 13G/A file don February 9, 2016, that it possess the sole power to vote 6,606,662 shares of teh Common Stock beneficially held by The Vanguard Group, Inc. Vanguard Specialized Funds - Vanguard REIT Index Fund is an investment firm located at 100 Vanguard Blvd., Malvern, PA 19355.

(10)	The address of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(11)
According to its 13G/A filed with the SEC on February 16, 2016, consists of shares beneficially owned as of December 31, 2015 by BAMCO, Inc. or its affiliates, Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron. The address of BAMCO, Inc. is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

46 |    Notice of Annual Meeting of Shareholders and Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Information Table (as of December 31, 2015)

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted - average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	7,927,066	19.82	3,669,842

47 |    Notice of Annual Meeting of Shareholders and Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and any other equity securities of the Company with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers, directors, and greater than 10% shareholders, we believe that during 2015 all officers, directors, and greater than 10% shareholders subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

48 |    Notice of Annual Meeting of Shareholders and Proxy Statement

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Compliance Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 and the shareholders are asked to ratify this selection. Ernst & Young has served as the Company's independent registered public accounting firm since its inception in 2013. All audit and non-audit services provided by Ernst & Young LLP are approved by the Audit and Compliance Committee. Ernst & Young LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The favorable vote of a majority of the votes cast at the meeting is required to approve the ratification of the selection of the Company's independent registered public accounting firm.
A description of aggregate fees for professional services performed by Ernst & Young LLP in relation to fiscal 2015 and fiscal 2014 is as follows:

	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$931,158	$790,674
Audit-Related Fees (2)	40,000	40,000
Tax Fees	—	—
Total Fees	$971,158	$830,674

(1)
Audit fees include fees associated with the annual audit, reviews of the Company's quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, consents and other audit and attestation services related to statutory or regulatory filings. Audit fees also include the audit of the Company's internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and additional services performed for a Form S-4 filings in fiscal 2015 and 2014.

(2)	The fees disclosed under this category consist of fees for an employee benefit plan audit.
Audit and Compliance Committee Pre-Approval Policies and Procedures
Under our Audit and Compliance Committee's charter, the Audit and Compliance Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by our independent registered public accounting firm. The Audit and Compliance Committee is also responsible for approving, in advance, all requests by management for permissible non-audit services to be provided to us by the independent registered public accounting firm. If the Audit and Compliance Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting.
Required Vote
The affirmative vote of a majority of votes cast is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
Our Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

49 |    Notice of Annual Meeting of Shareholders and Proxy Statement

PROPOSAL 3
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPOATION TO DECLASSIFY THE BOARD OF DIRECTORS

Our Board of Directors has approved a proposal to adopt an amendment and restatement of the Company’s existing Amended and Restated Articles of Incorporation (the “Existing Articles” and, as proposed to be amended in this Proposal 3, the “Amended Articles”) to declassify our Board of Directors. The Amended Articles would phase in annual elections for all directors, and would phase out our current classified board structure.
Appendix A to this Proxy Statement sets forth the Amended Articles, with text proposed to be deleted from the Existing Articles in brackets and boldface font, and text proposed to be added to the Existing Articles in double-underlined font. Because this Proposal 3 provides only a summary of the proposal to adopt the Amended Articles, it may not contain all of the information that is important to you. You should read the Amended Articles carefully before you decide how to vote.
If this Proposal 3 is approved by our shareholders at the Annual Meeting, we expect to file the Amended Articles and the corresponding articles of amendment with the Department of State of the Commonwealth of Pennsylvania as soon as practicable after the Annual Meeting. If shareholders do not approve this Proposal 3, our Board of Directors will remain classified and the directors will continue to be elected to serve three-year terms, subject to their earlier death, resignation or removal.
Our Board of Directors has also approved changes to our current Amended and Restated Bylaws (the “Existing Bylaws” and, as proposed to be amended as described in this Proposal No. 3, the “Amended Bylaws”) which will become effective upon the filing of the Amended Articles with the Department of State of the Commonwealth of Pennsylvania.
The Amended Bylaws phase out our current classified board structure consistent with the Amended Articles. In addition, the Amended Bylaws require that, in order for a person to be eligible to be a nominee for election to our Board of Directors, a committee of our Board of Directors comprised solely of independent directors must affirmatively determine, based on the facts and circumstances available at the time, that such person is likely to meet applicable suitability requirements of any federal, state or local regulatory body that has jurisdiction over us, including state gaming commissions.
Background
Our Existing Articles provide for our Board of Directors to be divided into three classes. Each director has a three-year term. In any given year, we hold elections for one of the three classes. This arrangement is commonly known as a “classified” or “staggered” board of directors.
Our Board of Directors regularly reviews our corporate governance practices to ensure that such practices, including the procedures for the election of directors, remain in the best interests of the Company and its shareholders. Our board is also committed to considering and responding to shareholder concerns regarding corporate governance. In the past, our board has believed that a classified board was in the best interests of the Company and its shareholders. At our 2015 annual meeting of shareholders, our shareholders voted in favor of a proposal by one of the Company’s shareholders recommending that we take steps to declassify our Board of Directors. In response to this vote, the board decided to take a close look at whether it would be advisable to implement annual elections for all directors.
The board believes that the classified board structure has benefitted us by promoting institutional memory, director independence, long-term growth prospects, the attraction of high-quality director candidates willing to serve as directors of a company within our heavily regulated industry, and negotiating leverage in favor of the Company in the event of an unsolicited takeover attempt. At the same time, the board recognizes the sentiment among many of our shareholders that the annual election of all directors would benefit the Company. Our shareholders demonstrated this sentiment at our 2015 annual meeting of shareholders. The board further confirmed this view during our shareholder outreach following our 2015 annual meeting of shareholders.

50 |    Notice of Annual Meeting of Shareholders and Proxy Statement

After carefully and thoroughly considering the issue, the Board of Directors determined to propose the amendments reflected in the Amended Articles, and to submit the Amended Articles to our shareholders for consideration and approval.
Summary of Proposed Amendments
As noted above, the Existing Articles currently divide the Board of Directors into three classes of directors, serving staggered, three-year terms. Each year at the annual meeting of shareholders, approximately one-third of the full Board of Directors stands for election to the Board of Directors.
The adoption of the Amended Articles would not change the unexpired three-year terms of directors elected at or prior to this 2016 annual meeting of shareholders. Rather, as the terms of the current directors expire, they would be elected on an annual basis beginning with those elected at the 2017 annual meeting of shareholders. Directors elected to the Board of Directors to fill vacancies would be put to an election by the shareholders at the immediately following annual meeting of shareholders. Accordingly, the declassified board structure would be fully implemented at the 2019 annual meeting of shareholders.
The Amended Articles also contain other minor changes, as reflected in Appendix A, including with respect to legends to be affixed to share certificates, if any, for the Company’s capital stock in connection with the Company’s status as a REIT and as a company subject to gaming laws.
Required Vote
Approval of this Proposal 3 requires the affirmative vote of the holders of at least 75% of the voting power of all shares of the Company entitled to vote generally in the election of directors voting together as a single class.
Our Board of Directors recommends that you vote FOR the approval of the Amended Articles as described in this Proposal 3.

51 |    Notice of Annual Meeting of Shareholders and Proxy Statement

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2017 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2017 Annual Meeting of Shareholders must be received by us no later than December 23, 2016 and must comply with the requirements of the proxy rules promulgated by the SEC.
In accordance with our bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2017 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder's notice must be hand-delivered or mailed by certified or registered mail, return receipt requested, to our principal executive offices, together with all supporting documentation required by our bylaws, not prior to January 2, 2017 nor later than February 1, 2017. Shareholder proposals should be addressed to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.
ANNUAL REPORT TO SHAREHOLDERS
Our 2015 Annual Report has been posted, and is available without charge, on our corporate website at www.glpropinc.com. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2015 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2015 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2015 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called "householding." Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2015 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2015 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact us by telephone at 610.401.2900 or in writing at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2015 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us as indicated above.
If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2015 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company's common stock sharing an address.

52 |    Notice of Annual Meeting of Shareholders and Proxy Statement

APPENDIX A

ARTICLES OF AMENDMENT
OF
GAMING AND LEISURE PROPERTIES, INC.
In compliance with the requirements of the applicable provisions (relating to articles of amendment) of the Pennsylvania Business Corporation Law of 1988, as amended, the undersigned, desiring to amend its Amended and Restated Articles of Incorporation, hereby states that:

1.	The name of the corporation is Gaming and Leisure Properties, Inc. (the “Corporation”).

2.	The address of the Corporation’s current registered office in the Commonwealth of Pennsylvania is 825 Berkshire Boulevard, Suite 400, Wyomissing, Pennsylvania 19610.

3.	The Corporation was incorporated under the Pennsylvania Business Corporation Law of 1988.

4.	The date of the Corporation’s incorporation was February 13, 2013.

5.
These Articles of Amendment and the amendment and restatement of the Amended and Restated Articles of Incorporation of the Corporation shall be effective upon filing these Articles of Amendment in the Pennsylvania Department of State.

6.
The amendment and restatement of the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Corporation by the Board of Directors and shareholders of the Corporation under 15 Pa.C.S. §§ 1912(a) and 1914(a).

7.	The amendment and restatement of the Amended and Restated Articles of Incorporation adopted by the Corporation is set forth in full in Annex A attached hereto.

8.	The Amended and Restated Articles of Incorporation set forth in Annex A attached hereto supersede the Corporation’s original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof on this ___ day of _________________, 2016.

Gaming and Leisure Properties, Inc. By: ________________________________ Name: __________________________ Title: ___________________________

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
GAMING AND LEISURE PROPERTIES, INC.

In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa.C.S. § 1911 et. seq. (relating to amendment of articles of incorporation), the Corporation hereby desires to amend and restate its Articles of Incorporation (these “Articles”) in their entirety as follows:

ARTICLE I
NAME

The name of the corporation is Gaming and Leisure Properties, Inc. (the “Corporation”).

ARTICLE II
ADDRESS OF REGISTERED OFFICE

Pursuant to 15 Pa.C.S. §109 (relating to name of commercial registered office provider in lieu of registered address), the registered office of the Corporation in this Commonwealth is [825]845 Berkshire Boulevard, Suite [400]200, Wyomissing, Pennsylvania 19610.

ARTICLE III
PURPOSE AND POWER

The Corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended (15 Pa.C.S. §§ 1101 et. seq.) (the “Business Corporation Law”). The purpose of the Corporation is to have unlimited power to engage in, and do any lawful act concerning, any or all lawful business (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be incorporated under the provisions of the Business Corporation Law. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV
TERM

The term for which the Corporation is to exist is perpetual.

ARTICLE V
AUTHORIZED SHARES

Section 5.1. Total Number of Shares. The total number of shares which the Corporation has authority to issue is Five Hundred Fifty Million (550,000,000) shares, consisting of:

(a)Five Hundred Million (500,000,000) shares of common stock with a par value of $.01 per share (the “Common Stock”); and

(b)Fifty Million (50,000,000) shares of preferred stock with a par value of $.01 per share (the “Preferred Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

[Text in brackets and boldface is to be deleted.]
Text that is double-underlined is to be added.

Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

The Corporation shall be entitled to treat the Person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

Section 5.2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock adopted, from time to time, by the Board of Directors of the Corporation (the “Board”). The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions hereof, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a)the designation of the series, which may be by distinguishing number, letter or title;

(b)the number of shares constituting such series, including the authority to increase or decrease such number (but not below the number of shares thereof then outstanding);

(c)the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(d)the dates at which dividends, if any, shall be payable;

(e)the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

(f)the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(g)the voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

(h)the obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

(i)the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(j)restrictions on the issuance of shares of the same series or of any other class or series; and

(k)any other rights, preferences or limitations of the shares of such series.

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Section 5.3. Common Stock.

(a)Dividends. Except as otherwise provided by the Business Corporation Law or these Articles, and subject to the powers, rights, privileges, preferences and priorities of holders of any series of Preferred Stock, as provided herein, the holders of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolutions (voluntary or involuntary) or otherwise, at such times and in such amounts as the Board in its sole discretion may determine.

(b)Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(c)Preemptive Rights. No holder of Common Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or any instruments convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

(d)Voting Rights. Except as otherwise provided by the Business Corporation Law or these Articles and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the shareholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held. No Holder of Common Stock shall be entitled to the right of cumulative voting.

Section 5.4. Uncertificated Shares. Any or all classes and series of shares, or any part thereof, may be represented by certificates or may be uncertificated shares, at the election of the Corporation, provided, however, that any shares represented by a certificate that are issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

ARTICLE VI
BOARD OF DIRECTORS

[Section 6.1. Classified Board. ]The affairs of the corporation shall be managed and conducted by a Board of Directors. [The directors]Each person elected as a director of the Corporation (“Directors”)[, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,] after the 2016 annual meeting of shareholders, whether to succeed a person whose term of office as a Director has expired (including the expiration of such person’s term) or to fill any vacancy, shall be elected for a term expiring at the next annual meeting. Each Director elected at or prior to the 2016 annual meeting of shareholders shall be deemed to serve as a member of the class of Directors to which he or she was so elected for the term elected. At and after the 2019 annual meeting of shareholders, the Directors shall no longer be classified[,] with respect to the time for which they [severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation]hold office. Notwithstanding the foregoing, each Director elected shall hold office until a successor has been elected and qualified or until his or her earlier death, resignation or removal.

[Section 6.2. Amendment. This Article VI shall not be amended, altered or repealed without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class.]

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ARTICLE VII
INDEMNIFICATION

The Corporation shall indemnify to the fullest extent permitted by applicable law, as it exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), any Person against all liability, loss and expense (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by such Person by reason of the fact that such Person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries. The Corporation may take such steps as may be deemed appropriate by the Board of Directors, including purchasing and maintaining insurance, entering into contracts (including, without limitation, contracts of indemnification between the Corporation and its Directors, officers or employees), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amount as may be necessary to effect such indemnification. This Article VII shall not be amended, altered or repealed without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. Any amendment to, alteration or repeal of this Article VII which has the effect of limiting the authority of the Corporation to indemnify Persons under this Article VII shall operate prospectively only and shall not limit in any way any indemnification provided or to be provided pursuant to this Article VII with respect to any action taken, or failure to act, occurring prior thereto.

ARTICLE VIII
LIMITATION ON LIABILITY OF DIRECTORS

To the fullest extent that laws of the Commonwealth of Pennsylvania, as in effect from time to time, permit elimination or limitation of the liability of Directors, no Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director. If the laws of the Commonwealth of Pennsylvania hereafter are amended to further eliminate or limit the liability of a Director, then a Director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended laws of the Commonwealth of Pennsylvania. The provisions of this Article VIII shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while such provisions are in effect, and each such Director shall be deemed to be serving as such in reliance on the provisions of this Article VIII. This Article VIII shall not be amended, altered or repealed without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. Any amendment to, alteration or repeal of this Article VIII which has the effect of increasing Director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a Director prior thereto.

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ARTICLE IX
REIT QUALIFICATION; OWNERSHIP AND TRANSFER RESTRICTIONS

Section 9.1. Definitions. For the purposes of these Articles, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 7% (in value or in number, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock, subject to the Board’s power under Section 9.2(h) hereof to increase or decrease such percentage. The value and number of the outstanding shares of Capital Stock shall be determined by the Board, which determination shall be conclusive for all purposes hereof. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation Beneficially Owned or Constructively Owned by such Person, but not Capital Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons shall be deemed to be outstanding prior to conversion, exchange or exercise.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Philadelphia, Pennsylvania are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 9.3(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 7% of the aggregate of the outstanding shares of Common Stock, subject to the Board’s power under Section 9.2(h) hereof to increase or decrease such percentage. The number of the outstanding shares of Common Stock of the Corporation shall be determined by the Board, which determination shall be conclusive for all purposes hereof. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation Beneficially Owned or Constructively Owned by such Person, but not Common Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by these Articles or by the Board pursuant to Section 9.2(g).

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Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by these Articles or by the Board pursuant to Section 9.2(g) and subject to adjustment pursuant to Section 9.2(h), the percentage limit established for an Excepted Holder by the Board pursuant to Section 9.2(g), provided, however, that the Excepted Holder Limit for an Excepted Holder shall be 9.9% in number of shares or value (whichever is more restrictive) unless, from the REIT Election Date until the Restriction Termination Date, such Excepted Holder does not Constructively Own an interest in Tenant of the Corporation (or a Tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such Tenant. The value, voting power and number of the outstanding shares of Capital Stock shall be determined by the Board, which determination shall be conclusive for all purposes hereof.

Initial Date. The term “Initial Date” shall mean [the date upon which the Amended and Restated Articles of Incorporation containing this Article IX are filed with the Pennsylvania Secretary of State.]October 10, 2013.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if such Capital Stock is not listed or admitted to trading on Nasdaq, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted in any automated quotation system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board, which determination shall be conclusive for all purposes hereof.

Nasdaq. The term “Nasdaq” shall mean The NASDAQ Stock Market, Inc.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer (or other event), any Person who, but for the provisions of Section 9.2(a), would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 9.2(a)(i). The term “Prohibited Owner” shall also mean, with regard to any purposed Transfer, if appropriate in the context, any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

REIT Election Date. The term “REIT Election Date” shall mean January 1, 2014 or such other date on which the Corporation elects to be taxed as a REIT under the Code.

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Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 9.7 of these Articles that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein are no longer required in order for the Corporation to qualify as a REIT.

Tenant. The term “Tenant” shall mean any Person that leases (or subleases) real property from the Corporation.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option) with respect to Capital Stock, (b) entering into any agreement for the sale, transfer or other disposition of Capital Stock, (c) any sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (d) Transfers of interests in other entities that result in changes in the Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 9.3(a).

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

Unsuitable Person. The term “Unsuitable Person” shall have the meaning given in Section 10.1.

Section 9.2. Capital Stock.

(a)Ownership Limitations. During the period commencing on the Initial Date and ending on the Restriction Termination Date:

(i)Basic Restrictions.

(A)(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own either shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or shares of Common Stock in excess of the Common Stock Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(B)No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT.

(C)No Person shall Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

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(D)No Person shall Transfer any shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be Beneficially Owned (determined without reference to the rules of attribution under Section 544 of the Code) by fewer than one hundred (100) Persons).

(ii)Transfer in Trust. If any Transfer of shares of Capital Stock or any other event occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 9.2(a)(i),

(A)then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 9.2(a)(i) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 9.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(B)if the transfer to the Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 9.2(a)(i), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 9.2(a)(i) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(C)In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 9.2(a)(ii) and Section 9.3 hereof, shares shall be so transferred to a Trust in such manner that minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent otherwise provided in Section 9.2(f)).

(D)To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 9.2(a)(ii), a violation of Section 9.2(a)(i) would nonetheless be continuing, (for example where the ownership of shares of Capital Stock by a single Trust would result in the Capital Stock being beneficially owned (determined under the principles of Section 856(a)(5) of the Code) by fewer than one hundred (100) Persons), the shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of Section 9.2(a)(i).

(b)Remedies for Breach. If the Board or any duly authorized committee thereof (or other designees if permitted by the Business Corporation Law) shall at any time determine, which determination shall be conclusive for all purposes hereof, that a Transfer or other event has taken place that results in a violation of Section 9.2(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 9.2(a)(i) (whether or not such violation is intended), the Board or a committee thereof (or other designees if permitted by the Business Corporation Law) shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 9.2(a)(i) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

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(c)Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 9.2(a)(i) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 9.2(a)(ii) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification (or, if prior to the REIT Election Date, expected qualification) as a REIT.

(d)Owners Required to Provide Information. From the Initial Date until the Restriction Termination Date:

(i)every Person who is a Beneficial Owner or Constructive Owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares (whichever is more restrictive) of Capital Stock, within thirty (30) days after initially reaching such ownership threshold and within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned or Constructively Owned and a description of the manner in which such shares are held. Each such Person shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification (or, if prior to the REIT Election Date, expected qualification) as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(ii)each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s qualification (or, if prior to the REIT Election Date, expected qualification) as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

(e)Remedies Not Limited. Subject to Section 9.7 of these Articles, nothing contained in this Section 9.2 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation’s qualification (or, if prior to the REIT Election Date, expected qualification) as a REIT.

(f)Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9.2, Section 9.3 or any definition contained in Section 9.1, the Board shall have the power to determine the application of the provisions of this Section 9.2 or Section 9.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 9.2 or Section 9.3 requires an action by the Board and these Articles fail to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 9.1, Section 9.2, and Section 9.3. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9.2(a)) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 9.2(a), such remedies (as applicable) shall apply first to the shares of Capital Stock that, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

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(g)Exceptions.

(i)Subject to Section 9.2(a), the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits and may establish or increase an Excepted Holder Limit for such Person if:

(A)the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 9.2(a)(i)(B) or (C);

(B)such Person does not and agrees that it will not own, actually or Constructively, an interest in a Tenant of the Corporation (or a Tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such Tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (except to the extent that the Board in its sole discretion determines that the amount of rent derived from such Tenant is sufficiently small that the receipt of rent from such Tenant would not adversely affect the Corporation’s ability to qualify as a REIT); and

(C)such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 9.2(a) through Section 9.2(f)) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 9.2(a)(ii) and Section 9.3.

(ii)Prior to granting any exception pursuant to Section 9.2(g)(i), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(iii)Subject to Section 9.2(a)(i)(B), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(iv)The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (A) with the written consent of such Excepted Holder at any time, or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be. In the event that the shares of Capital Stock Beneficially Owned or Constructively Owned by the Excepted Holder decrease to equal to or less than the Aggregate Stock Ownership Limit, or the shares of Common Stock Beneficially Owned or Constructively Owned by the Excepted Holder decrease to equal to or less than the Common Stock Ownership Limit, then in either such case, the Board may deem such Person no longer to be an Excepted Holder, after which such Person’s Excepted Holder Limit shall no longer apply.

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(h)Change in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. The Board may from time to time increase or decrease the Aggregate Stock Ownership Limit and Common Stock Ownership Limit; provided, however, that a decreased Aggregate Stock Ownership Limit or Common Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock or Common Stock, as the case may be, is in excess of such decreased Aggregate Stock Ownership Limit or Common Stock Ownership Limit until such time as such Person’s percentage of Capital Stock or Common Stock, as the case may be, equals or falls below the decreased Aggregate Stock Ownership Limit or Common Stock Ownership, but until such time as such Person’s percentage of Capital Stock or Common Stock, as the case may be, falls below such decreased Aggregate Stock Ownership Limit or Common Stock Ownership Limit, any further acquisition of Capital Stock or Common Stock will be in violation of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit and, provided further, that the new Aggregate Stock Ownership Limit or Common Stock Ownership Limit would not allow five or fewer individuals (as defined in Section 542(a)(2) of the Code and taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock. If the Board of Directors changes the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, it will (i) notify each shareholder of record of any such change, and (ii) publicly announce any such change, in each case at least 10 days prior to the effective date of such change.

(i)Legend. Each certificate for shares of Capital Stock shall bear a legend summarizing the provisions of this Article IX, substantially as follows:

“The Securities represented by this certificate are subject to restrictions on Transfer and ownership for the purpose, among others, of the Corporation’s maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time. No Person may (i) Beneficially Own or Constructively Own shares of Common Stock or other Capital Stock in excess of 7% (or such other percentage as may be determined by the Board of Directors as provided in the Corporation’s Charter) of the outstanding Common Stock or Capital Stock of the Corporation, as the case may be (ii) Transfer shares of Capital Stock, if, as the result of the Transfer, the Capital Stock would be Beneficially Owned or Constructively Owned by fewer than one hundred (100) Persons, (iii) Beneficially Own or Constructively Own shares of Common Stock, Preferred Stock or other Securities which would result in the Corporation being “closely held” under Section 856(h) of the Code, or (iv) Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such. If the restrictions on Transfer are violated, the Transfer shall be void ab initio and, if the restrictions on Transfer or ownership are violated, any or all of the shares of stock represented hereby shall be transferred to the Trustee to be held in trust for the benefit of one or more Charitable Beneficiaries. In addition, any Person who attempts to Beneficially Own or Constructively Own shares of Common Stock or other Capital Stock in excess of the above limitation must immediately give written notice to the Corporation of such event. All capitalized terms in this legend have the meanings defined in the Corporation’s charter, a copy of which, including the restrictions on Transfer and ownership, will be sent without charge to each stockholder who so requests, within five business days after receipt of a written request therefor.”

Instead of such legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

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Section 9.3. Transfer of Capital Stock in Trust.

(a)Ownership in Trust. Upon any purported Transfer or other event described in Section 9.2(a)(i), or upon the determination of the Board pursuant to Section 10.7(a), in either case that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 9.2(a)(ii) or in the case of a determination by the Board pursuant to Section 10.7(a), the date of such determination. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner or Unsuitable Person, as the case may be. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 9.3(f).

(b)Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner or Unsuitable Person (as applicable) shall have no rights in the shares of Capital Stock held by the Trustee. The Prohibited Owner or Unsuitable Person (as applicable) shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

(c)Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner or Unsuitable Person (as applicable) prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner or Unsuitable Person (as applicable) to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner or Unsuitable Person (as applicable) shall have no voting rights with respect to shares held in the Trust and, subject to the Business Corporation Law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner or Unsuitable Person (as applicable) prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IX, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

(d)Sale of Shares by Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee: (A) whose ownership of the shares will not violate the ownership limitations set forth in Section 9.2(a)(i); and (B) who is not an Unsuitable Person. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall, as provided in this Section 9.3(d), distribute the net proceeds of the sale to the Charitable Beneficiary and the Prohibited Owner (in the case of a transfer to the Trust pursuant to Section 9.2(a)(ii)) or the Unsuitable Person (in the case of a transfer to the Trust pursuant to Section 10.7(a)). A Prohibited Owner shall receive the lesser of (i) the Market Price of the shares on the day of the event causing the shares to be held in the Trust, and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust.

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An Unsuitable Person shall receive the lesser of (i) the Redemption Price, and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust, minus the Discount. The Trustee may reduce the amount payable to the Prohibited Owner or Unsuitable Person (as the case may be) by the amount of dividends and distributions paid to the Prohibited Owner or Unsuitable Person (as the case may be) and owed by the Prohibited Owner or Unsuitable Person to the Trustee pursuant to Section 9.3(c) of this Article IX. Any net sales proceeds in excess of the amount payable to the Prohibited Owner or Unsuitable Person (as the case may be) shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner or Unsuitable Person (as the case may be), then (A) such shares shall be deemed to have been sold on behalf of the Trust and (B) to the extent that the Prohibited Owner or Unsuitable Person received an amount for such shares that exceeds the amount that such Prohibited Owner or Unsuitable Person was entitled to receive pursuant to this Section 9.3(d), such excess shall be paid to the Trustee upon demand.

(e)Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to: (i) in the case of a Prohibited Owner, the lesser of (A) the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (B) the Market Price on the date the Corporation, or its designee, accepts such offer; and (ii) in the case of an Unsuitable Person, the lesser of (A) the Redemption Price or (B) the Market Price on the date the Corporation, or its designee, accepts such offer, minus the Discount. The Corporation may reduce the amount payable to the Prohibited Owner or Unsuitable Person (as applicable) by the amount of dividends and distributions paid to the Prohibited Owner or Unsuitable Person (as applicable) and owed to the Trustee pursuant to Section 9.3(c) of this Article IX. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer unless and until the Trustee has sold the shares held in the Trust pursuant to Section 9.3(d). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner or Unsuitable Person (as the case may be), and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary. The Corporation may pay for any shares purchased pursuant to this paragraph (e) in any combination of cash and/or promissory note as determined by the Board of Directors, provided, that in the event the Corporation elects to pay for any shares with a promissory note, such promissory note shall contain such terms and conditions as the Board of Directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Corporation or any affiliate of the Corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Corporation or any affiliate of the Corporation. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of two 2% per annum.

(f)Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 9.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

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Section 9.4. Nasdaq Transactions. Nothing in this Article IX shall preclude the settlement of any transaction entered into through the facilities of Nasdaq or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article IX and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX.

Section 9.5. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IX.

Section 9.6. Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

Section 9.7. REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board may, in its sole and absolute discretion, take such lawful actions as it deems necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in this Article IX hereof is no longer required for REIT qualification.

Section 9.8. Severability. If any provision of this Article IX or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE X
GAMING AND REGULATORY MATTERS

Section 10.1. Definitions. For purposes of these Articles, the following terms shall have the meanings specified below:

Affiliate. The term “Affiliate” (and derivatives of such term) shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

Affiliated Company. The term “Affiliated Company” shall mean any partnership, corporation, limited liability company, trust or other entity directly or indirectly Affiliated or under common Ownership or Control with the Corporation including, without limitation, any subsidiary, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.

Control. The term “Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions.

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Discount. The term “Discount” shall mean such percentage (up to 100%) as the Board may determine in its sole and absolute discretion, taking into account such equitable and other factors as it deems appropriate. With respect to any amount, the Discount shall mean the Discount percentage of such amount.

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

Gaming or Gaming Activities. The terms “Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, pari-mutuel facility, card club, website, mobile application or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.

Gaming Authorities. The term “Gaming Authorities” shall mean all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.

Gaming Jurisdictions. “Gaming Jurisdictions” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, including, without limitation, all Gaming Jurisdictions in which the Corporation or any of the Affiliated Companies currently conducts or may in the future conduct Gaming Activities.

Gaming Laws. The term “Gaming Laws” shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

Gaming Licenses. The term “Gaming Licenses” shall mean all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.

Interest. The term “Interest” shall mean the stock or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Securities.

Own or Ownership. The terms “Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act, and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdictions.

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Redemption Date. The term “Redemption Date” shall mean the date set forth in the Redemption Notice by which the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Corporation or any of its Affiliated Companies, which redemption date shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation but which shall in no event be fewer than 45 calendar days following the date of the Redemption Notice, unless (i) otherwise required by a Gaming Authority or pursuant to any applicable Gaming Laws, (ii) prior to the expiration of such 45-day period, the Unsuitable Person shall have sold (or otherwise fully transferred or otherwise disposed of its Ownership of) its Securities to a Person that is not an Unsuitable Person (in which case, such Redemption Notice will only apply to those Securities that have not been sold or otherwise disposed of) by the selling Unsuitable Person (and, commencing as of the date of such sale, the purchaser or recipient of such Securities shall have all of the rights of a Person that is not an Unsuitable Person), or (iii) the cash or other Redemption Price necessary to effect the redemption shall have been deposited in trust for the benefit of the Unsuitable Person or its Affiliate and shall be subject to immediate withdrawal by such Unsuitable Person or its Affiliate upon (x) surrender of the certificate(s) evidencing the Securities to be redeemed accompanied by a duly executed stock power or assignment or (y) if the Securities are uncertificated, upon the delivery of a duly executed assignment or other instrument of transfer.

Redemption Notice. The term “Redemption Notice” shall mean that notice of redemption delivered by the Corporation pursuant to this Article to an Unsuitable Person or an Affiliate of an Unsuitable Person if a Gaming Authority so requires the Corporation, or if the Board of Directors deems it necessary or advisable, to redeem such Unsuitable Person’s or his, her or its Affiliate’s Securities. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such Securities shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how such certificates are to be endorsed, if at all.

Redemption Price. The term “Redemption Price” shall mean the price to be paid by the Corporation for the Securities to be redeemed pursuant to this Article, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price to be paid (including if the finding of unsuitability is made by the Board of Directors alone), the lesser of (i) the Market Price (as defined in Section 9.1) on the date of the Redemption Notice, minus the Discount, (ii) the Market Price on the Redemption Date, minus the Discount, or (iii) the actual amount paid by the Beneficial Owner or Constructive Owner in the acquisition of Beneficial Ownership or Constructive Ownership of such Securities, minus the Discount. The Corporation may pay the Redemption Price in any combination of cash and/or promissory note as required by the applicable Gaming Authority and, if not so required (including if the finding of unsuitability is made by the Board of Directors alone), as determined by the Board of Directors, provided, that in the event the Corporation elects to pay all or any portion of the Redemption Price with a promissory note, such promissory note shall contain such terms and conditions as the Board of Directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Corporation or any affiliate of the Corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Corporation or any affiliate of the Corporation or otherwise. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of two 2% per annum.

SEC. The term “SEC” shall mean the U.S. Securities and Exchange Commission.

Securities. The term “Securities” shall mean the capital stock of the Corporation and the capital stock, member’s interests or membership interests, partnership interests or other equity securities of any Affiliated Company.

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Unsuitable Person. The term “Unsuitable Person” shall mean a Person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Securities, (iv) is determined by a Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Corporation or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Corporation or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gaming Authority is final and/or non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Board of Directors, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held by the Corporation or any Affiliated Company or the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Corporation or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Corporation or any Affiliated Company.

Section 10.2. Compliance with Gaming Laws. All Securities shall be held subject to the restrictions and requirements of all applicable Gaming Laws. All Persons Owning or Controlling Securities shall comply with all applicable Gaming Laws, including any provisions of such Gaming Laws that require such Person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities. Any Transfer of Securities may be subject to the prior approval of the Gaming Authorities and/or the Corporation or the applicable Affiliated Company, and any purported Transfer thereof in violation of such requirements shall be void ab initio.

Section 10.3. Ownership Restrictions. Any Person who Owns or Controls five percent (5%) or more of any class or series of the Corporation’s Securities shall promptly notify the Corporation, stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. In addition, any Person who Owns or Controls any shares of any class or series of the Corporation’s Securities shall, to the extent reasonably requested by the Corporation in order to comply with applicable Gaming Law or for the Corporation to determine whether the Person is an Unsuitable Person:

(a)provide to the Gaming Authorities in each Gaming Jurisdiction in which the Corporation or any subsidiary thereof either conducts Gaming or has a pending application for a Gaming License all information regarding such Person as may be requested or required by such Gaming Authorities; and

(b)respond to written or oral questions or inquiries from any such Gaming Authorities or the Corporation. Any Person who Owns or Controls any shares of any class or series of the Corporation’s Securities, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities or that may otherwise be deemed advisable by the Corporation.

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Section 10.4. Finding of Unsuitability.

(a)The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be redeemable by the Corporation or the applicable Affiliated Company, out of funds legally available therefor, as directed by a Gaming Authority and, if not so directed, as and to the extent deemed necessary or advisable by the Board of Directors, in which event the Corporation shall deliver a Redemption Notice to the Unsuitable Person or its Affiliate and shall redeem or purchase or cause one or more Affiliated Companies to purchase the Securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or Affiliate of such Unsuitable Person shall cease to be a shareholder, member, partner or owner, as applicable, of the Corporation and/or Affiliated Company with respect to such Securities, and all rights of such Unsuitable Person or Affiliate of such Unsuitable Person in such Securities, other than the right to receive the Redemption Price, shall cease. In accordance with the requirements of the Redemption Notice, such Unsuitable Person or its Affiliate shall surrender the certificate(s), if any, representing the Securities to be so redeemed.

(b)Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or disqualification of a holder of Securities, or the Board of Directors otherwise determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, it shall be unlawful for such Unsuitable Person or any of its Affiliates to and such Unsuitable Person and its Affiliates shall not: (i) receive any dividend, payment, distribution or interest with regard to the Securities, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Corporation or the applicable Affiliated Company entitled to vote, (iii) receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Corporation or any Affiliated Company for services rendered or otherwise, or (iv) be or continue as a manager, officer, partner or Director of the Corporation or any Affiliated Company.

Section 10.5. Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person’s Ownership or Control of Securities, failure or refusal to comply with the provisions of this Article, or failure to divest himself, herself or itself of any Securities when and in the specific manner required by the Gaming Authorities or this Article.

Section 10.6. Injunctive Relief. The Corporation shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article and each Person who Owns or Controls Securities shall be deemed to have consented to injunctive or other equitable relief and acknowledged, by virtue of such Ownership or Control, that the failure to comply with this Article will expose the Corporation and the Affiliated Companies to irreparable injury for which there is no adequate remedy at law and that the Corporation and the Affiliated Companies shall be entitled to injunctive or other equitable relief to enforce the provisions of this Article.

Section 10.7. Non-Exclusivity of Rights. The right of the Corporation or any Affiliated Company to redeem Securities pursuant to this Article shall not be exclusive of any other rights the Corporation or any Affiliated Company may have or hereafter acquire under any agreement, provision of the bylaws of the Corporation or such Affiliated Company or otherwise. To the extent permitted under applicable Gaming Laws, the Corporation shall have the right, exercisable in the sole discretion of the Board of Directors, either

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(a)to cause all Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person to be deemed to be transferred to a Trust in accordance with Section 9.3, by providing notice thereof to the Unsuitable Person or its Affiliate; or

(b)to propose that the parties, immediately upon the delivery of the Redemption Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s Ownership or Control of all or a portion of its Securities.

Section 10.8. Further Actions. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Corporation or the Affiliated Companies from the denial or loss or threatened denial or loss of any Gaming License of the Corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Board of Directors may conform any provisions of this Article to the extent necessary to make such provisions consistent with Gaming Laws, without the need for shareholder approval, except to the extent that shareholder approval is specifically required by the Business Corporation Law. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation not inconsistent with the express provisions of this Article for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article. Such procedures and regulations shall be kept on file with the Secretary of the Corporation, the secretary of each of the Affiliated Companies and with the transfer agent, if any, of the Corporation and/or any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Securities.

Section 10.9. Authority of the Board of Directors. The Board of Directors shall have exclusive authority and power to administer this Article and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Article. All such actions which are done or made by the Board of Directors shall be final, conclusive and binding on the Corporation and all other Persons; provided, that the Board of Directors may delegate all or any portion of its duties and powers under this Article to a committee of the Board of Directors as it deems necessary or advisable.

Section 10.10. Severability. If any provision of this Article or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article.

Section 10.11. Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the Board of Directors may waive any of the rights of the Corporation or any restrictions contained in this Article in any instance in which and to the extent the Board of Directors determines that a waiver would be in the best interests of the Corporation. Except as required by a Gaming Authority, nothing in this Article shall be deemed or construed to require the Corporation to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

Section 10.12. Legend. The restrictions set forth in this Article X shall be noted conspicuously on any certificate evidencing the Securities in accordance with the requirements of the Business Corporation Law and any applicable Gaming Laws, substantially as follows:

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Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

[“The Securities represented by this certificate are subject to restrictions on Transfer and ownership for the purpose, among others, of the Corporation’s maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time. No Person may (i) Beneficially Own or Constructively Own shares of Common Stock or other Capital Stock in excess of 7% (or such other percentage as may be determined by the Board of Directors as provided in the Corporation’s Charter) of the outstanding Common Stock or Capital Stock of the Corporation, as the case may be (ii) Transfer shares of Capital Stock, if, as the result of the Transfer, the Capital Stock would be Beneficially Owned or Constructively Owned by fewer than one hundred (100) Persons, (iii) Beneficially Own or Constructively Own shares of Common Stock, Preferred Stock or other Securities which would result in the Corporation being “closely held” under Section 856(h) of the Code, or (iv) Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such. If the restrictions on Transfer are violated, the Transfer shall be void ab initio and, if the restrictions on Transfer or ownership are violated, any or all of the shares of stock represented hereby shall be transferred to the Trustee to be held in trust for the benefit of one or more Charitable Beneficiaries. In addition, any Person who attempts to Beneficially Own or Constructively Own shares of Common Stock or other Capital Stock in excess of the above limitation must immediately give written notice to the Corporation of such event. All capitalized terms in this legend have the meanings defined in the Corporation’s charter, a copy of which, including the restrictions on Transfer and ownership, will be sent without charge to each stockholder who so requests, within five business days after receipt of a written request therefor.”] The Securities represented by this certificate are subject to the obligations and restrictions imposed by applicable Gaming Laws. These obligations and restrictions, as set forth in the Corporation’s charter, include, but are not limited to: (i) the obligation to comply with all applicable Gaming Laws, including requirements to file applications for Gaming Licenses, to provide information to Gaming Authorities (as defined in the Corporation’s charter) and to consent to the performance of any background investigation required by Gaming Authorities, (ii) the obligation to notify the Corporation of the ownership or control of five percent (5%) or more of any class or series of the Corporation’s Securities, (iii) upon notice of a determination of unsuitability or disqualification of the holder of the Securities by Gaming Authorities or upon the determination by the Board of Directors that the holder of the Securities is an Unsuitable Person, the redemption of the Securities, and (iv) upon notice of a determination of unsuitability or disqualification of the holder of the Securities by Gaming Authorities or upon the determination by the Board that the holder of the Securities is an Unsuitable Person, the immediate prohibition against (a) the receipt of any dividend, payment, distribution or interest with regard to the Securities, (b) the exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Corporation or the applicable Affiliated Company entitled to vote, (c) the receipt of any remuneration that may be due to such person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Corporation or any Affiliated Company for services rendered or otherwise, or (d) the existence or continuation of such person as a manager, officer, partner or director of the Corporation or any Affiliated Company. All capitalized terms in this legend have the meanings defined in the Corporation’s charter, a copy of which, including the obligations and restrictions related to ownership, will be sent without charge to each stockholder who so requests, within five business days after receipt of a written request therefor.”

[Text in brackets and boldface is to be deleted.]
Text that is double-underlined is to be added.

Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

ARTICLE XI
SEVERABILITY

Section 11.1. Severability. Whenever possible, each provision of these Articles will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of these Articles is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and these Articles will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

ARTICLE XII
AMENDMENTS

Section 12.1. Amendments. Subject to[ Section 6.2,] Article VII or Article VIII, these Articles may be amended in the manner prescribed at the time by statute, and all rights conferred upon shareholders and Directors herein are granted subject to this reservation. Any amendment to these Articles may be adopted by approval of the Board, without the need for shareholder approval, to the extent contemplated by Section 10.8.

[Text in brackets and boldface is to be deleted.]
Text that is double-underlined is to be added.

Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone– QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GAMING&LEISURE PROPERTIES, INC

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 31, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE AND "FOR" PROPOSALS 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE AND "FOR" PROPOSALS 2 AND 3.

	FOR	WITHHOLD
01. Peter Carlino	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature______________________________ **Signature, if held jointly**______________________________ **Date**__________, **2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

The Proxy Statement and our 2015 Annual Report to Shareholders are available at: http://www.cstproxy.com/glpropinc/2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Gaming and Leisure Properties, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints David A. Handler and Joseph W. Marshall, III, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.01 per share, of Gaming and Leisure Properties, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on June 1, 2016, at 10:00 a.m. Eastern Time at Ballad Spahr LLP, 1735 Market Street, 51st Fl., Philadelphia, PA 19103, and at all adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 22, 2016, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)